UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

ANGIOTECH PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Angiotech Shareholders:

On behalf of the Board of Directors, we are pleased to deliver our Information Circular and Proxy Statement for our annual general meeting of shareholders. At the meeting, shareholders are being asked to:

•	receive and consider the report of the directors and the financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2008;

•	fix the size of the Company’s Board of Directors at six and elect six directors for the ensuing year;

•	appoint the auditors for the ensuing year and authorize the directors to fix the remuneration to be paid to the auditors; and

•	transact such further or other business as may properly come before the meeting and any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT.

Our common shares are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the trading symbol “ANPI” and on the Toronto Stock Exchange (the “TSX”) under the trading symbol “ANP”. On April 29, 2009, the closing sale price of our common shares was U.S.$0.49 per share on the NASDAQ and CDN$0.59 per share on the TSX.

The annual general meeting of shareholders will be held on June 4, 2009 at 10:00 a.m. Pacific Time in the Sonata Room at the Westin Grand Vancouver , 403 Robson Street, Vancouver, British Columbia V6B 6L9. Only shareholders of record of our common shares at the close of business on April 27, 2009 are entitled to notice of and to vote at the annual general meeting of shareholders.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the annual general meeting of shareholders, please take the time to vote by completing and mailing the enclosed form of proxy or voting instruction form and returning it in the pre-addressed envelope provided.

David T. Howard

Chair of the Board of Directors

of Angiotech Pharmaceuticals, Inc.

ANGIOTECH PHARMACEUTICALS, INC.

1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the 2009 annual general meeting (the “Meeting”) of the shareholders of Angiotech Pharmaceuticals, Inc. (the “Company”) will be held at 10:00 a.m., Pacific Time, on June 4, 2009 in the Sonata Room at the Westin Grand Vancouver , 403 Robson Street, Vancouver, British Columbia V6B 6L9 for the following purposes:

1.	to receive and consider the report of the directors and the financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2008;

2.	to fix the size of the Board of Directors at six and elect six directors for the ensuing year;

3.	to appoint the auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors; and

4.	to transact such further or other business as may properly come before the Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Information Circular and Proxy Statement accompanying this Notice. The Board of Directors recommends shareholders vote “FOR” each of the proposals.

If you owned common shares of the Company on April 27, 2009, the record date, you are entitled to attend and vote at the Meeting.

It is important that your shares be represented and that your wishes be made known. Whether or not you expect to attend the Meeting, please complete the enclosed form of proxy as indicated and return it by fax, mail or hand delivery to the office of Computershare Investor Services Inc., or provide voting instructions to Computershare Investor Services Inc. through its internet or telephone voting services, set out in the accompanying form of proxy. In order to be valid for use at the Meeting, the form of proxy must be duly completed, signed and deposited at the office of Computershare Investor Services Inc., as set out in the form of proxy, by 10:00 a.m. (Pacific Time) on June 2, 2009 or, if the Meeting is adjourned or postponed, no later than 48 hours excluding Saturdays, Sundays and holidays before the time to which the Meeting is adjourned or postponed, in either case unless the Chair of the Meeting elects to exercise his or her discretion to accept proxies received subsequently. Your proxy is revocable and will not affect your right to vote in person at the Meeting. An undated proxy will be deemed to be dated the date the proxy is mailed by management or its agent to the registered shareholder.

DATED this 29th day of April, 2009.

BY ORDER OF THE BOARD OF DIRECTORS

K. Thomas Bailey, Chief Financial Officer

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ANGIOTECH PHARMACEUTICALS, INC.

INFORMATION CIRCULAR AND PROXY STATEMENT

This Information Circular and Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation by management of Angiotech Pharmaceuticals, Inc. (the “Company”) of proxies to be voted at the annual general meeting of shareholders of the Company to be held at 10:00 a.m., Pacific Time, on June 4, 2009 in the Sonata Room at the Westin Grand Vancouver, 403 Robson Street, Vancouver, British Columbia V6B 6L9, together with any adjournment or postponement of that meeting (the “Meeting”). Any registered shareholder of the Company holding common shares of the Company as at April 27, 2009 will be entitled to vote at the Meeting.

The Company’s principal executive office of the Company is located at 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6. The Company’s website address is www.angiotech.com. The registered and records office of the Company is located at Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada, V7X 1T2.

All references to currency in this Proxy Statement are in United States (U.S.) dollars, unless otherwise indicated.

The date of this Proxy Statement is April 29, 2009, and it is first being sent to shareholders on or about May 8, 2009.

QUESTIONS AND ANSWERS

What is being voted on at the Meeting?

The matters to be considered and voted upon at the Meeting are as follows:

1.	Election of Directors: To fix the size of the Board of Directors at six and elect six members of the Board of Directors for the ensuing year (Proposal No. 1).

2.	Appointment of Auditors: To appoint the auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors (Proposal No. 2).

3.	Other Business: To consider and transact such other business as may properly come before the Meeting.

At the time this Proxy Statement was printed, the Company was not aware of any other matters to come before the Meeting.

How do I vote?

Registered Shareholders

By Proxy. A registered shareholder has the right to appoint a person other than the persons designated in the accompanying form of proxy (and who need not be a shareholder) to attend and act for him or her and on his or her behalf at the Meeting. To exercise this right, the registered shareholder may insert the name of the desired person in the blank space provided in the form of proxy, or may submit another proxy in a form acceptable to the Chair of the Meeting in his or her discretion.

It is important that your shares be represented and that your wishes be made known. Whether or not you expect to attend the Meeting, please complete the enclosed form of proxy as indicated and return it by fax, mail or hand delivery to the office of Computershare Investor Services Inc., or provide voting instructions to Computershare Investor Services Inc. through its internet or telephone voting services, set out in the accompanying form of proxy. In order to be valid for use at the Meeting, the form of proxy must be duly completed, signed and deposited at the office of Computershare Investor Services Inc., as set out in the form of proxy, by 10:00 a.m. (Pacific Time) on June 2, 2009 or, if the Meeting is adjourned or postponed, no later than 48 hours excluding Saturdays, Sundays and holidays before the time to which the Meeting is adjourned or postponed, in either case unless the Chair of the Meeting elects to exercise his or her discretion to accept proxies received subsequently. An undated proxy will be deemed to be dated the date the form of proxy is mailed by management or its agent to the registered shareholder.

In Person. A registered shareholder may attend the Meeting and vote in person. Attending the Meeting will not automatically revoke your prior proxy. You must comply with methods set forth below under “May I revoke my proxy?” in order to revoke your proxy.

Beneficial Shareholders

The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their common shares in their own name.

Persons who hold common shares through their brokers, agents, trustees or other intermediaries (such persons, “Beneficial Shareholders”) should note that only proxies deposited by registered shareholders whose names appear on the share register of the Company may be recognized and acted upon at the Meeting. If common shares are shown on an account statement provided to a shareholder by a broker, then in almost all cases the name of such shareholder will not appear on the share register of the Company. Such common shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.”, the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.”, the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. Common shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Proxy Statement and ensure they communicate how they would like their common shares voted in accordance with those instructions.

Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs”. Those Beneficial Shareholders who have objected to their intermediary disclosing ownership information about themselves to the Company are referred to as “OBOs”. In accordance with National Instrument 54-101 of the Canadian Securities Administrators and Rule 14a-13(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has distributed copies of the Notice of Meeting, this Proxy Statement and the form of proxy to the clearing agencies and intermediaries for onward distribution to Beneficial Shareholders.

Intermediaries will frequently use service companies to forward the Meeting materials to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive Meeting materials will either:

(a)	be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Computershare Investor Services Inc. by the proxy delivery deadline; or

(b)	more typically, be given a voting instruction form (“VIF”) which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the common shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting common shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a registered shareholder and vote common shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf, and indirectly vote their common shares as proxyholder for the registered shareholder should contact their broker, agent, trustee or other intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their common shares as a proxyholder.

Who is soliciting proxies and who pays the cost of soliciting proxies?

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. Additionally, the Company may retain proxy solicitation firms to encourage greater shareholder participation if the Company deems it necessary or desirable to do so. The costs of solicitation, which are not determinable at present, but in any event are not material to the Company, will also be borne by the Company.

How will proxies be voted?

The persons named as proxyholders in the enclosed form of proxy are directors or officers of the Company.

A registered shareholder may direct the manner in which his or her common shares are to be voted or withheld from voting by marking the form of proxy accordingly. The proxyholders designated in the enclosed form of proxy will vote or withhold from voting the common shares represented by proxy in accordance with the instructions of the registered shareholder on any ballot that may be called for, and if the registered shareholder specifies a choice with respect to any matter to be acted upon, the common shares will be voted accordingly.

Where no instruction is specified by a registered shareholder on a resolution shown on the form of proxy, or where the instructions are uncertain, the proxyholders designated in the enclosed form of proxy will vote the common shares “FOR” the resolution.

May I revoke my proxy?

Any registered shareholder returning the enclosed form of proxy may revoke the same at any time insofar as it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the registered shareholder or by his or her attorney authorized in writing or, if the registered shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the registered office of the Company, at any time up to and including the last business day preceding the day of the Meeting or with the Chair of the Meeting prior to the commencement of the Meeting. The registered office of the Company is Suite 1200—200 Burrard Street, Vancouver, British Columbia, Canada V7X 1T2.

How many votes may be cast at the Meeting?

Based on the number of common shares outstanding as of April 27, 2009, up to 85,121,983 votes may be cast on any matter.

How many common shares must be represented at the Meeting to constitute a “quorum”?

Pursuant to the Company’s Articles and Rule 5620(c) of the NASDAQ Stock Market, Inc. Marketplace Rules, the quorum for the transaction of business at the Meeting is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to vote at the Meeting. Based on the number of common shares outstanding as of April 27, 2009, the presence in person or by proxy of 28,373,994 common shares at the Meeting constitutes a quorum.

Abstentions will be counted as present for the purposes of determining the presence of quorum for purposes of the matters to be voted on, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of the matters to be voted on and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

How many votes do I have?

Every registered shareholder who is present in person and entitled to vote at the Meeting, shall have one vote on a show of hands, and on a poll shall have one vote for each common share of which the shareholder is the registered holder, and such shareholder may exercise such vote either in person or by proxy.

How many votes are required for each of the proposals?

Proposal 1: Election of Directors

The size of the Board of Directors must be fixed and directors must be elected, each by an affirmative vote of a simple majority of the votes cast at the Meeting on this Proposal.

Proposal 2: Appointment of Auditors

The appointment of the auditors for the ensuing year and the authorization of the directors to fix the remuneration to be paid to the auditors requires the affirmative vote of a simple majority of the votes cast at the Meeting on this Proposal.

How does the Board of Directors recommend I vote?

The Board of Directors recommends you vote “FOR“ each of the proposals.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2009

This Proxy Statement, the related proxy card and our 2008 Annual Report are available on our website at www.angiotech.com/investors/proxy.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Company consists of 250,000,000 shares without par value divided into 200,000,000 common shares and 50,000,000 Class I Preference shares.

As of April 27, 2009, there were 85,121,983 common shares and no Class I Preference shares issued and outstanding.

Holders of common shares as at April 27, 2009 are entitled to receive notice of the Meeting and to attend and vote thereat, but the failure of any shareholder to receive notice of the Meeting does not deprive a registered shareholder of the right to vote at the Meeting. Every registered shareholder who is present in person and entitled to vote at the Meeting shall have one vote on a show of hands, and on a poll shall have one vote for each common share of which the shareholder is the registered holder as at April 27, 2009, and such shareholder may exercise such vote either in person or by proxy. Accordingly, holders of common shares are the only class of the Company’s securities entitled to vote at the Meeting and, assuming no change in the number of outstanding shares prior to the record date, are entitled to a total of 85,121,983 votes.

Beneficial Owners of More than Five Percent

As at April 29, 2009, to the knowledge of the directors and executive officers of the Company, no person or group beneficially owns, directly or indirectly, or exercises control or direction over, greater than 5% of the voting rights attached to any class of voting securities of the Company other than the following:

Title of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (owned or controlled or directed, directly or indirectly)	% of Class(1)
Common	State of Wisconsin Investment Board(2)	8,396,557	9.86%

Common	West Coast Asset Management, Inc.(3)	7,111,803	8.35%

Common	Letko, Brosseau and Associates Inc. (4)	6,727,880	7.90%

Common	William L. Hunter, MD, MSc.(5)	7,731,503	8.83%

Common	Interinvest Corporation Inc.(6)	5,295,850	6.22%

Common	Franklin Resources, Inc.(7)	4,711,658	5.53%

Notes:

(1)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 85,121,983 common shares outstanding as April 27, 2009, plus any securities held by such person exercisable for or convertible into common shares within 60 days after the date of this Proxy Statement.
(2)	Derived solely from a Schedule 13G/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2009 by the State of Wisconsin Investment Board, or the Board, the address of the Board is P.O. Box 7842, Madison, WI 53707. In the Board 13G/A, the reporting person reported sole voting power and sole dispositive power over 8,396,557 shares.
(3)	Derived solely from a Schedule 13G filed with the SEC on February 17, 2009 by West Coast Asset Management, Inc., or West Coast, and certain affiliates, the address of West Coast, R. Atticus Lowe, Lance W. Helfert and Paul J. Orfalea is 1205 Coast Village Road, Montecito, CA 93108. In the West Coast 13G, each of the reporting persons reported shared voting power and shared dispositive power over 7,111,803 shares.
(4)	Derived solely from a Schedule 13G filed with the SEC on February 13, 2009 by Letko, Brosseau & Ass. Inc., or Letko, the address of Letko is 1800 Mc Gill College Av., Suite 2510, Montreal, QC, H3A 3J6 Canada. In the Letko 13G, the reporting person reported sole voting power and sole dispositive power over 6,727,880 shares.

(5)	(i) The address of William L. Hunter and Cathryn Hunter is 1618 Station Street, Vancouver, BC V6A 1B6, Canada and (ii) the address of Hunter Limited Partnership and K-Bunny Ventures, LTD. is c/o Lawson Lundell LLP, 1600 – 925 Georgia St. W., Vancouver, BC V6C 3L2, Canada. As of April 29, 2009, William L. Hunter has sole voting power and sole dispositive power over 80,396 shares and shared voting power and shared dispositive power over 7,651,107 shares, (b) Cathryn Hunter has shared voting power and shared dispositive power over 7,651,107 shares and (c) Hunter Limited Partnership and K-Bunny Ventures, LTD. have sole voting power and sole dispositive power over 80,396 shares.
(6)	Derived solely from a Schedule 13D/A filed with the SEC on January 30, 2009 by Interinvest Corporation Inc., or Interinvest, and certain affiliates, (i) the address of Interinvest is 192 South Street, Suite 350, Boston, MA 02111, (ii) the address of Interinvest Consulting Corporation of Canada Limited and Hans P. Black is 3655 rue Redpath, Montreal, QC H3G 2W8, Canada and (iii) the address of Interinvest (Bermuda) Ltd. is 77 Front Street, 3rd Floor, Hamilton HM 12. In the Interinvest 13D/A, (a) Interinvest reported shared voting power and shared dispositive power over 1,572,150 shares, (b) Interinvest Consulting Corporation of Canada Limited reported shared voting power and shared dispositive power over 2,582,700 shares, (c) Interinvest (Bermuda) Ltd. reported shared voting power and shared dispositive power over 1,061,000 shares and (d) Hans P. Black reported shared voting power and shared dispositive power over 5,295,850 shares.
(7)	Derived solely from a Schedule 13G/A filed with the SEC on February 6, 2009 by Franklin Resources, Inc., or Franklin, and certain affiliates, the address of Franklin, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Templeton Portfolio Advisors, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906. In the Franklin 13G/A, each of the reporting persons, with the exception of Franklin Templeton Portfolio Advisors, Inc., reported voting power and dispositive power over no shares. Franklin Templeton Portfolio Advisors, Inc. reported sole voting power and sole dispositive power over 4,711,658 shares.

Beneficial Ownership of Directors and Named Executive Officers

As at April 29, 2009, the number of common shares beneficially owned by each director and Named Executive Officer (defined below) of the Company, or over which each director and Named Executive Officer exercises control or direction, directly or indirectly, is set out in the following table:

Title of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (owned or controlled or directed, directly or indirectly)		% of Class(1)
Common	William L. Hunter, MD, MSc. British Columbia, Canada	7,731,503	(2)	8.83%
Common	David T. Howard British Columbia, Canada	239,550		0.28%
Common	Hartley T. Richardson Manitoba, Canada	1,859,750	(3)	2.18%
Common	Edward M. Brown California, U.S.A.	53,750		0.06
Common	Arthur H. Willms British Columbia, Canada	109,510	(4)	0.13%
Common	Laura Brege California, U.S.A.	22,917		0.03
Common	Henry A. McKinnell Jr. Wyoming, U.S.A.	70,000		0.08%
Common	K. Thomas Bailey Washington, U.S.A.	—		—
Common	Rui Avelar, MD British Columbia, Canada	472,117	(5)	0.56%
Common	David D. McMasters, ESQ Washington, U.S.A.	1,064,883	(6)	1.24
Common	Chris Dennis British Columbia, Canada(7)	—		—
Common	Jeffrey Walker, PhD British Columbia, Canada(8)	12,000	(9)	0.01%
Common	Gary Ingenito, MD, PhD British Columbia, Canada(10)	—		—

Notes:

(1)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 85,121,983 common shares outstanding as of April 27, 2009, plus any securities held by such person exercisable for or convertible into common shares within 60 days after the date of this Proxy Statement.
(2)	Dr. Hunter’s holdings include 4,886,580 common shares held indirectly through his wife.
(3)	Mr. Richardson’s holdings include 1,000 common shares held indirectly through members of his immediate family and 750,000 shares held indirectly through his company.
(4)	Mr. Willms’ holdings include 260 common shares held indirectly through his wife.
(5)	Dr. Avelar’s holdings include 3,684 common shares held indirectly through his wife.
(6)	Mr. McMasters’ holdings include 2,000 common shares held indirectly through his wife.
(7)	Mr. Dennis ceased employment on December 31, 2008.
(8)	Dr. Walker ceased employment on October 15, 2008.
(9)	Dr. Walker’s holdings include 2,000 common shares held indirectly through his wife.
(10)	Dr. Ingenito ceased employment on February 29, 2008.

As at April 29, 2009, directors and executive officers of the Company beneficially owned or exercised control or direction over, directly or indirectly, 12,290,109 common shares representing approximately 13.63% of the outstanding common shares in the aggregate.

Section 16(a) Beneficial Ownership Reporting Compliance

We are not aware of any person who, at any time during the fiscal year ended December 31, 2008, was a director, officer or beneficial owner of more than ten percent of the common shares of the Company that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act. As of March 31, 2008, the Company ceased to qualify as a “foreign private issuer” as a result of changes in the location of holders of a majority of its outstanding common shares. Consequently, from January 1, 2008 through March 31, 2008, none of our executive officers or directors was required to file reports under Section 16(a) of the Exchange Act.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, shareholders will be asked to approve an ordinary resolution fixing the number of directors at six and electing six directors for the upcoming year. Directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed, unless his or her office is earlier vacated. In the absence of instructions to the contrary or where instructions are uncertain, the enclosed form of proxy will be voted “FOR” fixing the number of directors at six and “FOR” the proposed nominees herein listed.

The Board of Directors is currently composed of seven members. Mr. Richardson has advised the Company that he will not be standing for re-election at the Meeting, and as a result, upon the shareholders’ approval of the ordinary resolution, the size of the Board of Directors will be fixed at six.

Management of the Company proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Age, Province or State and Country of Residence and Position	Principal occupation during the past 5 years	Director Since	Number of Common Shares beneficially owned or controlled or directed, directly or indirectly
William L. Hunter, MD, MSc. British Columbia, Canada President, Chief Executive Officer and Director Age: 46	September 2002 to present—President & Chief Executive Officer, the Company	1992	7,731,503	(4)

David T. Howard British Columbia, Canada Chair of the Board of Directors, Director(1)(2)(3) Age: 59	September 2002 to present—Chair of the Board of Directors, the Company August 2003 to June 2005—Chair, SCOLR, Inc.	2000	239,550

Edward M. Brown California, U.S.A. Director(2)(3) Age: 45	June 2007 to present—Managing Director, TPG Growth June 2004 to June 2007—Managing Director & Co-founder of Healthcare Investment Partners 2000 to June 2004—Managing Director, Health Care Investment Banking, Credit Suisse First Boston	2004	53,750

Arthur H. Willms British Columbia, Canada Director(1)(2) Age: 69	1999 to present—Independent Company Director	2004	109,510	(5)

Laura Brege, MBA California, U.S.A. Director Age: 51	2006 to present—Executive Vice- President & Chief Business Officer, Onyx Pharmaceuticals, Inc. 1999 to 2007—General Partner, Red Rock Management	2007	22,917

Henry A. McKinnell Jr., MBA, Ph.D. Wyoming, U.S.A. Director Age: 66	June 2002 to present—Chairman, Accordia Global Health Foundation 2001 to 2006—Chief Executive Officer & Chairman of Pfizer Inc.	2008	70,000

Notes:

(1)	Member of the Company’s Audit Committee
(2)	Member of the Company’s Compensation Committee
(3)	Member of the Company’s Governance and Nominating Committee
(4)	Dr. Hunter’s holdings include 4,886,580 common shares held indirectly through his wife.
(5)	Mr. Willms’ holdings include 260 common shares held indirectly through his wife.

The following are brief biographies of the Company’s nominees.

William L. Hunter, MD, MSc., President & Chief Executive Officer, Director. Dr. Hunter is a founder of the Company, has been Chief Executive Officer of the Company since 1997, and has been a member of the Company’s scientific and management teams since its inception. He serves as a director of Cardiome Pharma, Corp. and is Chair of the Board of Neuromed Pharmaceuticals, Inc. Dr. Hunter is also an advisory board member for the Biotechnology MBA Program at the University of Western Ontario’s Ivey School of Business and an active member of the Government of British Columbia Premier’s Technology Council. Dr. Hunter has been honored with many awards including, most recently, the 2005 BC Innovation Council’s Cecil Green Award for Science and Technology Entrepreneurship and the 2005 Canadian Venture Capital Association’s Entrepreneur of the Year. He received his Bachelor of Science Degree from McGill University, Montreal in 1985 and his Masters of Science and Doctor of Medicine Degree from the University of British Columbia in 1989 and 1992, respectively.

David T. Howard, Chair of the Board of Directors, Director. David Howard joined the Board of Directors in March 2000 and became Chair of the Board of Directors in September 2002. Mr. Howard is a director of SemBioSys Genetics, Inc. and Via Pharmaceuticals, Inc. Previously, he was Chair of the Board, President and CEO of SCOLR, Inc., a biopharmaceutical company located in Redmond, Washington. Prior to this, Mr. Howard served as President and Chief Operating Officer of Novopharm International, Inc. of Toronto, Ontario and President of Novopharm USA, Inc. Mr. Howard’s industry experience includes operational and strategic positions with Boehringer Mannheim Canada, where he was Vice President Pharmaceuticals, and Rhône-Poulenc Pharma in Montreal and Paris, where he was Vice-President Sales and Marketing.

Edward M. Brown, Director. Edward (Ned) Brown is a Managing Director of TPG Growth, a private equity firm, where he focuses on private equity investments in healthcare companies. Prior to joining TPG Growth, Mr. Brown was a co-founder of Healthcare Investment Partners (“HIP”), a private equity firm focused exclusively on healthcare investments. Before HIP, Mr. Brown was a Managing Director in the Healthcare Group of Credit Suisse First Boston, an investment bank, where he led the firm’s West Coast healthcare effort and was one of the senior partners responsible for the firm’s global life sciences practice. Mr. Brown has over 19 years of experience as a financial advisor and investor in the healthcare industry. Mr. Brown also serves on the Board of Directors of Replidyne, Inc. Mr. Brown graduated Phi Beta Kappa, Magna Cum Laude with High Honors from Middlebury College with a B.A. Degree in English and received his MBA degree from Anderson Graduate School of Management at UCLA.

Arthur H. Willms, MA, Director. Arthur Willms is a Director and retired President and Chief Operating Officer of Westcoast Energy, Inc. where he held senior executive positions for 24 years. Mr. Willms’ other directorships include Pacific Northern Gas Ltd., BC Lotteries Corp. and Pristine Power Inc. He is also the Chair of the Board for the Vancouver Symphony Orchestra. Mr. Willms has been a lecturer in Economics at the University of Calgary and holds a Bachelor of Arts Degree in Education, a Bachelor of Science Degree in Mathematics, and a Masters Degree in Economics from the University of Calgary. Mr. Willms is a member of two audit committees and is the chair of one of these committees.

Laura Brege, MBA, Director. Ms. Brege is currently Executive Vice President and Chief Operating Officer at Onyx Pharmaceuticals, Inc., where she is responsible for Sales and Marketing, Medical Affairs, Legal,

Business Development, and Compliance. Onyx Pharmaceuticals is focused on developing and commercializing innovative cancer treatments. Prior to joining Onyx Pharmaceuticals, Ms. Brege was a General Partner at Red Rock Management, a venture capital firm specializing in early stage financing for technology companies. Prior to her work at Red Rock Management, she was the Senior Vice President and Chief Financial Officer at COR Therapeutics, a biotechnology company that specialized in drug therapies for cardiovascular disease. While at COR, Ms. Brege was instrumental in helping the company grow from a research and development start-up to an operations-based enterprise with a commercialized product. Before joining COR, Ms. Brege was Vice President and Chief Financial Officer at Flextronics, a multi-billion dollar electronics manufacturer. She was also Vice President and Treasurer of The Cooper Companies, a Fortune 500 diversified company with operations worldwide. Ms. Brege earned her undergraduate degree from Ohio University and has an MBA from the University of Chicago.

Henry A. McKinnell Jr., Director. Dr. McKinnell is the Chairman of the Accordia Global Health Foundation, an organization he co-founded to strengthen academic medical centers in Africa to help in the fight against infectious diseases. He is Chairman of the Governance and Compensation Committee, is a member of the Audit Committee and serves as the Lead Independent Director of the Board of Directors of Moody’s Corporation. Dr. McKinnell is the former Chief Executive Officer and former Chairman of the Board of Directors of Pfizer Inc. Dr. McKinnell joined Pfizer in 1971 in Tokyo and over the years, held positions of increasing responsibility around the world, including service as President of Pfizer Asia. In 1984, Dr. McKinnell relocated to New York, where he served as Vice President-Strategic Planning, Chief Financial Officer, President-Pfizer Medical Device Group, President-Pfizer Pharmaceuticals Group, and President and Chief Operating Officer. He was named Chairman and Chief Executive officer in 2001 and served in this role until his retirement in the second half of 2006. Dr. McKinnell is the Chairman Emeritus of the Business Roundtable, an association of the CEOs of America’s largest companies, the Pharmaceutical Research Manufacturers Association, the Food and Drug Law Institute, and the Medical Device Manufacturers Association. He has also served as vice chairman of the World Economic Forum, as a member of the WEF Foundation Board of Trustees, and served on the President’s Advisory Council on HIV/AIDS. Dr. McKinnell holds a Bachelor’s Degree in business from the University of British Columbia, and M.B.A. and Ph.D. degrees from the Stanford University Graduate School of Business.

For further information on the Board of Directors and any committees thereof and the executive officers of the Company, see the sections entitled “CORPORATE GOVERNANCE” and “EXECUTIVE COMPENSATION” in this Proxy Statement.

PROPOSAL 2: APPOINTMENT OF AUDITORS

The firm of PricewaterhouseCoopers LLP, Chartered Accountants, of 250 Howe Street, British Columbia (“PWC”) served as independent auditors for the Company for the year ended December 31, 2008. PWC was first appointed as independent auditors of the Company on June 8, 2006. The Audit Committee pre-approves all services provided by PWC.

In the absence of instructions to the contrary or where instructions are uncertain, the enclosed form of proxy will be voted “FOR” the reappointment of PWC as the auditors of the Company to hold office for the ensuing year at a remuneration to be fixed by the Board of Directors.

The Company has been advised that a representative of PWC will attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

The aggregate fees for professional services rendered by the independent auditors, PWC, for the Company for the years ending December 31, 2008 and December 31, 2007 totaled $2,521,565 and $1,643,561, respectively, as detailed in the following table. All amounts are in U.S. dollars and have been converted from Canadian dollars using an average foreign exchange rate for the period indicated:

(in U.S. dollars)	Year Ended December 31, 2008	Year Ended December 31, 2007
Audit Fees	$1,474,063	$1,422,125
Audit-Related Fees	$853,763	$202,828
Tax Fees	$193,738	$—
All Other Fees	$—	$18,608

TOTAL	$2,521,564	$1,643,561

The nature of the services provided by PWC under each of the categories indicated in the foregoing table is described below.

Audit Fees

Audit fees were for professional services rendered for the audit of the Company’s annual financial statements (including internal control over financial reporting requirements under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”)), quarterly reviews of interim financial statements and services provided in connection with regulatory filings or engagements.

Audit-Related Fees

Audit-related fees were for assurance and related services reasonably related to the performance of the audit or review of the annual statements and are not reported under “Audit Fees” above. For 2008, these fees consisted of statutory audits of foreign subsidiaries and the audit of Angiotech Interventions Group. For 2007, these fees consisted of statutory audits of foreign subsidiaries only.

Tax Fees

Tax fees were for tax compliance, tax advice and tax planning professional services. These services consisted of tax compliance, including the review of tax returns and tax planning and advisory services relating to common forms of domestic and international taxation (i.e. income tax, capital tax, goods and services tax, value added tax and payroll tax).

All Other Fees

In 2007, “All Other Fees” relates to services in regards to a registration statement for securities of the Company that was not completed.

CORPORATE GOVERNANCE

Good governance is an important factor in the effective operation of the Company. Shareholders expect, and are entitled to, a Board of Directors that capably represents their interests in overseeing management. The Charter of Board Governance and Expectations is attached as Appendix A to this Proxy Statement.

The Company’s Board of Directors is strongly committed to the corporate governance requirements of the Canadian and United States securities commissions and stock exchanges, including SOX. The Company considers these sources in reviewing, and revising where necessary, its corporate governance practices. We were compliant with the SOX section 404 internal control over financial reporting requirements for the years ended December 31, 2008 and December 31, 2007.

The following disclosure has been prepared in accordance with the requirements of NASDAQ and the SEC. The Company believes that it meets or exceeds all applicable corporate governance requirements and will continue to be proactive in complying with new or evolving corporate governance standards.

For each of the past ten years, none or our directors or executive officers has been a director or officer of another issuer which, while that person was acting in that capacity or within one year of that person ceasing to act in that capacity, became bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromises with creditors or had a receiver, manager or trustee appointed to hold its assets.

The Board of Directors

Our Board of Directors currently consists of six independent members and one executive member. The following sets out the identity of our independent and non-independent directors together with a list of the other reporting issuers of which our directors are also a director. Mr. Richardson has advised the Company that he will not be standing for re-election at the Meeting and, as a result, he will no longer be a director upon commencement of the Meeting.

Name of Director	Independent/Non-Independent	Other Reporting Issuers Of Which Director Is Also A Director

William L. Hunter	Non-Independent	Cardiome Pharma, Corp; Neuromed Pharmaceuticals, Inc.

David T. Howard (Chair)	Independent	SemBioSys Genetics, Inc.; Via Pharmaceuticals, Inc.

Hartley T. Richardson	Independent	Canadian Pacific Railway Ltd.; Neuromed Pharmaceuticals, Inc.

Edward M. Brown	Independent	Replidyne, Inc.

Laura Brege	Independent	None

Arthur H. Willms	Independent	Pacific Northern Gas Ltd.; BC Lotteries Corp., Pristine Power Inc.

Henry A. McKinnell Jr.	Independent	Moody’s Corporation

The role of Chair of the Board of Directors is assumed by David Howard, an independent director, and is separate from the role of the Chief Executive Officer. Independent directors also chair the three committees of the Board of Directors. The Board of Directors has not developed written position descriptions for the Chair or the Chair of each committee. The Chair of each Board of Directors committee establishes the responsibilities of the committee as contained in each committee’s charter and leads the fulfillment of the committee’s mandate as outlined in each committee’s charter. The role of the Chair of the Board of Directors is to determine the charter and Board of Directors mandate as outlined in the Board of Directors’ charter and lead the fulfillment of the Board of Directors’ mandate as outlined in the Board of Directors’ charter. The Charter of Board Governance and Expectations (attached as Appendix A to this Proxy Statement) outlines responsibilities of the Company’s Board of Directors, and identifies the personal and professional conduct expected of the directors.

William Hunter is not independent because of his position as President and Chief Executive Officer of the Company. The Board of Directors has developed a written position description for the Chief Executive Officer of our Company. We believe that while Dr. Hunter is not independent, his knowledge of the operations and business of the Company is beneficial to the other directors and enhances the effectiveness of the Board of Directors. Each director brings unique experiences and skills in providing oversight and governance. All committees of the Board of Directors consist solely of independent directors.

Under both SOX and the NASDAQ rules, the independence of a director is determined based upon certain criteria which evaluate whether the director has a relationship with the Company that would interfere with the exercise of the director’s independent business judgment. At present, if the nominees for election as directors are approved at the Meeting, five out of six of the Company’s directors would be considered independent under these rules.

The independent directors excuse the non-independent director and members of management for a portion of each meeting. The independent directors held twenty meetings during the year ended December 31, 2008.

Set out below is the attendance record for each of our directors for all Board of Directors and committee meetings held during the year ended December 31, 2008, including two special meetings devoted to the Company’s corporate strategy and direction:

Director(1)	Attendance at Board of Directors Meetings	Committee	Attendance at Committee Meetings
William L. Hunter	19 of 20 meetings attended	N/A	N/A

David T. Howard	19 of 20 meetings attended	Audit Compensation Governance and Nominating	13 of 13 meetings attended 12 of 12 meetings attended 1 of 1 meeting attended

Hartley T. Richardson	18 of 20 meetings attended	Audit(2) Compensation(3) Governance and Nominating(4)	6 of 8 meetings attended 1 of 1 meeting attended 0 of 0 meeting attended

Edward M. Brown(5)	13 of 20 meetings attended	Compensation Governance and Nominating	7 of 12 meetings attended 1 of 1 meeting attended

Laura Brege	17 of 20 meetings attended	N/A	N/A

Arthur H. Willms	19 of 20 meetings attended	Audit Compensation Governance and Nominating	13 of 13 meetings attended 11 of 12 meetings attended 1 of 1 meeting attended

Henry A. McKinnell Jr.(6)	11 of 12 meetings attended	N/A	N/A

Gregory J. Peet(7)	5 of 5 meetings attended	Audit Compensation	4 of 4 meetings attended 3 of 3 meetings attended

Notes:

(1)	The overall attendance was 88% at Board of Directors meetings and 96% at Committee meetings.
(2)	Mr. Richardson joined the Audit Committee effective April 15, 2008.
(3)	Mr. Richardson attended the Compensation Committee meeting as a guest.
(4)	Mr. Richardson joined the Governance and Nominating Committee effective April 15, 2008.
(5)	During 2008, Mr. Brown attended fewer than 75% of the aggregate meetings of the Board of Directors and the committees of which he is a member as a result of being required to recuse himself from certain Board of Directors meetings and committee meetings relating to the exploration of certain financial and strategic alternatives during early 2008 due to a potential conflict of interest. Excluding such meetings from which Mr. Brown was recused, his attendance exceeds the 75% attendance requirement.
(6)	Mr. McKinnell joined as a director effective May 13, 2008.
(7)	Mr. Peet resigned as a director of the Company effective April 15, 2008.

There is no formal policy that requires directors to attend the annual general meeting. However, there is an expectation that each will attend the meeting. All members were present at the Company’s 2008 annual and special general meeting.

Compensation of Directors

Amounts paid to non-executive directors during the year ended December 31, 2008 are presented in the table below.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)(2)	Non equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
David T. Howard	$157,601	—	$24,188	—	—	—	$181,789
Hartley T. Richardson	$75,048	—	$24,188	—	—	—	$99,236
Edward M. Brown	$117,263	—	$21,591	—	—	—	$138,854
Arthur H. Willms	$136,963	—	$24,188	—	—	—	$161,151
Gregory J. Peet(3)	$29,550	—	$9,786	—	—	—	$39,336
Laura Brege	$60,038	—	$13,998	—	—	—	$74,036
Henry McKinnell(4)	$38,228	—	$1,350	—	—	—	$39,578

Notes:

(1)	Includes fees for Board of Directors and committee membership as well as one-time special committee fees paid to each of Messrs. Brown, Howard and Willms during the fiscal year ended December 31, 2008.
(2)	Represents the fair value of option awards as per amounts recorded in the 2008 annual financial statements under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”) (with the exception of assumptions regarding forfeitures). The fair value presented in the table above includes the carry-forward impact of options granted prior to 2008 but unvested as at January 1, 2008 (i.e. “modified prospective method”). Refer to note 17(c) of the Company’s consolidated audited financial statements for the year ended December 31, 2008 for assumptions used in determining fair value of option awards.
(3)	Mr. Peet resigned as a director effective April 15, 2008.
(4)	Mr. McKinnell joined as a director effective May 13, 2008

For the 12-month period ended December 31, 2008, each director who was not an employee (“a non-employee director”) was paid in quarterly installments as follows:

Chair of the Board of Directors retainer	CDN$50,000 per annum
Board of Directors member retainer	CDN$30,000 per annum
Committee Chair retainer	CDN$5,000 per annum
Board of Directors and Committee attendance fee	CDN$2,000 per meeting

Upon initially being elected or appointed to the Board of Directors, each independent director is typically granted an option to purchase 10,000 common shares of the Company. On a semi-annual basis thereafter, occurring at the time of the annual general meeting of the Company and December 1 of each year, if he or she continues to be an independent director of the Company, he or she is normally granted on each occurrence a further option to purchase 5,000 common shares. Options granted are typically exercisable for a period of five years from the grant date, are granted at market price and typically vest over a period of 24 months.

For the 12-month period ended December 31, 2008, the independent directors of the Company were paid $615,000 (CDN$655,000) in aggregate for their service on the Board of Directors. Independent directors of the Company were issued 70,000 stock options in aggregate during the 12-month period ended December 31, 2008.

The compensation of independent directors is reviewed annually. The Governance and Nominating Committee provides recommendations to the Compensation Committee on the structure of directors’ compensation. The Compensation Committee retained 3XCD to provide data on the amount of directors’ compensation and the market rates for comparable companies with a similar size capitalization and complexity in the U.S. and Canadian biotechnology industries. Based on this information, the Compensation Committee provides a report to the Board of Directors recommending any changes to compensation.

Role of the Board of Directors

The Board of Directors has overall responsibility for the conduct of the business and affairs of the Company and discharges this responsibility both directly and through delegating certain authority to committees of the Board and to senior management of the Company. The Board of Directors’ written mandate is set out in the Charter of Board Governance and Expectations attached as Appendix A to this Proxy Statement.

The direct responsibilities of the Board of Directors include:

•	choosing the Company’s Chief Executive Officer, who is responsible for all of the Company’s day-to-day operations;

•	reviewing and approving the Company’s corporate objectives, financial plans and budgets and strategic plan which takes into account an identification of business opportunities and business risk;

•	monitoring and assessing the Corporation’s performance in meeting both short and long-term goals established by the Board of Directors;

•	directly reviewing and approving major transactions proposed by management;

•

reviewing reports and recommendations from committees of the Board of Directors with respect to matters such as succession planning, adequacy of the Company’s internal controls and preparation of financial statements and giving necessary directions to management; and

•

reviewing the content of significant communications with shareholders and the investing public, including this Proxy Statement, annual reports, annual information forms and quarterly and annual financial statements and related management’s discussion and analysis.

To ensure directors exercise independent judgment in considering transactions and agreements in respect of which directors or management have a material interest, the directors or management, with the material interest, do not participate in the negotiations or approvals process.

In addition, each year the Board of Directors (with the assistance of the Governance and Nominating Committee) formally reviews its own performance, the performance of each committee of the Board of Directors, the performance of the Chair of the Board of Directors and the performance of the Chief Executive Officer. The performance of individual directors is reviewed annually by the Chair of the Board of Directors. Each director completes a questionnaire that provides both qualitative and quantitative feedback on the performance of the Board of Directors and each Committee. The responses are compiled by the Chair of the Board of Directors and provided to the Governance and Nominating Committee. This Committee reviews the responses and submits a report and action plan for board improvement to the Board of Directors. Where necessary the Chair of the Board of Directors will perform one-on-one interviews with directors whose performance is unsatisfactory.

In 2002, we adopted codes of ethics for our Chief Executive Officer, Chief Financial Officer, directors and officers. In 2006, we also adopted a guide of standards and business conduct for our employees. The codes of ethics and the guide of standards and business conduct are available on the Company’s website at www.angiotech.com. Management reports violations of the codes and any actions it has taken to the Board of Directors.

Orientation and Continuing Education of Board of Directors Members

When new directors are appointed to the Board of Directors, they are provided with a directors’ orientation package. This includes information on Board of Directors organization and membership, meeting schedules, Board of Directors and committee charters, Board of Directors evaluation and compensation, directors’ and officers’ insurance, responsibility of key management and functions, corporate structure, corporate policies, current annual and quarterly financial statements, recent public disclosure documents and the Company’s current strategic plan.

Each director assumes responsibility for keeping informed about the Company’s business and relevant developments outside the Company which affect its business. Management assists directors by providing them with regular updates on relevant developments and other information which management considers of interest to the Board of Directors. Continuing education on director governance and education is both encouraged and funded.

Committees of the Board of Directors

There are currently three committees of the Board of Directors; the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Current members of these committees are identified in the following table:

Committee	Committee Members
Audit Committee	Arthur Willms (Chair), David Howard and Hartley Richardson
Governance and Nominating Committee	Edward Brown (Chair), Arthur Willms, Hartley Richardson and David Howard
Compensation Committee	David Howard (Chair), Arthur Willms and Edward Brown

Each committee operates in accordance with its Board of Directors-approved charter. The Board of Directors may create a new committee or disband a current committee whenever it considers it advisable to do so, provided that the Company must always have an Audit Committee. From time to time, the Board of Directors will establish ad hoc committees to consider special or unusual matters.

Committee Chairs, in consultation with members, determine the frequency of meetings for each committee, provided that a committee must at all times comply with its charter. The agenda for each meeting is established by the committee Chair in consultation with appropriate members of management. Each committee reports to the full Board of Directors with respect to each of its meetings.

Committee members are appointed annually following the Company’s annual general meeting. The Governance and Nominating Committee provides recommendations to the Board of Directors in respect of all such appointments.

The following is a description of the composition and mandate for each of the committees of the Board of Directors.

Audit Committee

The charter for the Audit Committee requires that it be comprised of at least three unrelated and independent directors. The Audit Committee is comprised of three members—Arthur Willms (Chair), David Howard and Hartley Richardson. All of the members of the Audit Committee are independent of management (see “—The Board of Directors” for a description of the relationship each member has to the Company). Until his resignation on April 15, 2008, Gregory Peet was a member of the Audit Committee. Mr. Richardson became a member of the Audit Committee on April 15, 2008, following Mr. Peet’s resignation. Mr. Richardson has advised the Company that he will not be standing for re-election at the Meeting and, as a result, he will no longer be a director upon commencement of the Meeting. The Company expects to appoint a new member of the Audit Committee following expiration of Mr. Richardson’s term as a director. All Audit Committee members are required to be financially literate and at least one member is required to have accounting or related financial management expertise.

Our Board of Directors has determined that it has at least one audit committee financial expert serving on its Audit Committee. Mr. Arthur Willms has been determined by the Board of Directors to meet the “audit committee financial expert” criteria prescribed by the SEC and is independent, as that term is defined by the NASDAQ’s listing standards applicable to the Company. The SEC has indicated that the designation of Mr. Willms as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liability on him that are greater than those imposed on other members of the Audit Committee and the Board of Directors who do not carry this designation, or affect the duties, obligations or liability of any other member of the Audit Committee.

Additional information relating to the Audit Committee is contained under the heading “Corporate Governance—Audit Committee”. The Audit Committee Charter is available on the Company’s website at www.angiotech.com.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility to shareholders, potential shareholders, the investment community and others with respect to the Company’s financial statements, financial reporting process, systems of internal accounting and disclosure controls, performance of the external auditors and risk assessment and management. The Audit Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities, with full access to all books, records, facilities and personnel of the Company, its auditors and its legal advisors. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under its charter, the Audit Committee has the authority to independently retain special legal, accounting, or other consultants to advise it. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2008 filed with the Canadian securities commissions and the SEC.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Company’s independent auditors are accountable to the Board of Directors and to the Audit

Committee. The Board of Directors, through the Audit Committee, has the ultimate responsibility to evaluate the performance of the independent auditors, and through the shareholders, to appoint, replace and compensate the independent auditors. The Audit Committee pre-approves all services provided by the Company’s independent auditors. The Audit Committee may delegate to one or more independent committee members the authority to pre-approve non-audit services provided that the pre-approval is presented to the Audit Committee at the first scheduled meeting following such pre-approval.

The Audit Committee has relied on the information provided and on the representations made by management regarding the effectiveness of internal controls over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles. The Audit Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, its consultations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent auditors are in fact “independent”.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with United States generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Canadian and United States generally accepted auditing standards. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held thirteen meetings during the year ended December 31, 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended by the Company’s Form 10-K/A

Dated: April 29, 2009

Audit Committee

Arthur Willms, Chair	David Howard	Hartley Richardson

Governance and Nominating Committee

The charter for the Governance and Nominating Committee requires that it be comprised solely of unrelated and independent directors of the Company. The Governance and Nominating Committee is comprised of three members—Edward Brown (Chair), Hartley Richardson and David Howard. Each of the members of the Nominating and Governance Committee is independent of management (see “—The Board of Directors” for a description of the relationship each member has to the Company). Mr. Richardson has advised the Company that he will not be standing for re-election at the Meeting and, as a result, he will no longer be a director upon commencement of the Meeting. The Company expects to appoint a new member of the Governance and Nominating Committee following expiration of Mr. Richardsons’s term as a director.

The mandate of the Governance and Nominating Committee is to enhance corporate performance by assessing and making recommendations regarding the effectiveness of the Board of Directors and by establishing a process for identifying, recruiting, appointing and re-appointing directors and providing for the ongoing development of current members of the Board of Directors.

The process by which the Governance and Nominating Committee recommends new candidates for nomination to the Board of Directors is as follows:

•

Annually, or as necessary, identify the characteristics and skills required by the Board of Directors to meet current and anticipated future requirements of the Board of Directors in order to meet the Board of Directors mandate.

•	Maintain a current directors’ skill matrix measured against needs of the Company.

•	Identify, review the qualifications of, approve and recommend to the Board of Directors nominees for election to the Board of Directors at each annual general meeting.

•	Recommend to the Board of Directors directors for appointment to its committees and, as appropriate, recommend removal of directors from Board of Directors committees.

•	Identify, review the qualifications of, approve and recommend to the Board of Directors nominees to fill vacancies on the Board of Directors between annual general meetings.

•	Ensure that there is a process in place for the orientation and education of any new directors.

Although the Company does not currently have a written policy regarding the consideration of director recommendations made by security holders, the Nominating and Governance Committee of the Board of Directors will consider shareholder recommendations for directors. Procedures to be followed by shareholders in submitting such recommendations have not been formalized, but such nominees are evaluated under the same standards as other candidates for the Board or Directors. As of March 31, 2008, the Company ceased to qualify as a foreign private issuer as a result of changes in the location of the holders of a majority of its outstanding common shares. As such, the Company is considering the appropriateness of adopting such a written policy and expects to make a final determination on the matter at the first meeting of the Board of Directors following the Meeting.

The Governance and Nominating Committee reviews and monitors our corporate governance policies and procedures and, where necessary, makes recommendations on improvements to senior management. A copy of the Company’s Governance and Nominating Committee Charter is available on the Company’s website at www.angiotech.com. The Governance and Nominating Committee held one meeting during the year ended December 31, 2008.

Compensation Committee

The Compensation Committee is comprised of three members—David Howard (Chair), Arthur Willms and Edward Brown. Each of the members of the Compensation Committee is independent of management (see “—The Board of Directors” for a description of the relationship each member has to the Company).

The Compensation Committee reviews compensation structures, policies, practices, and overall composition of executive compensation including annual base salaries, benefit programs, annual incentives, and long-term incentives. Additionally, it reviews the relationship of corporate performance to executive compensation, recommending salary adjustments, annual incentive awards, and administering stock option grants under the Company’s stock option plan. The compensation of the Company’s executive officers is determined by the Compensation Committee based upon recommendations made by the Chief Executive Officer and the Vice President, Human Resources. The Compensation Committee also seeks input and guidance on executive compensation matters from independent external advisors and consultants. The Compensation Committee met twelve times formally and had several other discussions during the year ended December 31, 2008. The Compensation Committee Charter is available on the Company’s website at www.angiotech.com.

Shareholder Communications

The Board of Directors does not currently provide a formal process for shareholders to send communications to the Board of Directors. As of March 31, 2008, the Company ceased to qualify as a foreign private issuer as a result of changes in the location of the holders of a majority of its outstanding common shares. As such, the Company is considering the appropriateness of adopting such a process and expects to make a final determination on the matter at the first meeting of the Board of Directors following the Meeting.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of December 31, 2008 (ages are as of the record date):

Name, Age, Province or State and Country and Position	Position with the Company	Principal Occupation within the Past Five Years
William L. Hunter, MD, MSc. British Columbia, Canada Age: 46	President, Chief Executive Officer, and Director	September 2002 to present—President & CEO, the Company November 1992 to present—Director, the Company

K. Thomas Bailey Washington, U.S.A. Age: 40	Chief Financial Officer	December 2005 to present—Chief Financial Officer, the Company January 2004 to December 2005—Vice President, Business Development, the Company

David D. McMasters, ESQ Washington, U.S.A. Age: 49	Senior Vice President, Legal and General Counsel	January 2004 to present—Senior Vice President, Legal & General Counsel, the Company

Rui Avelar, MD British Columbia, Canada Age: 47	Chief Medical Officer	December 2005 to present—Chief Medical Officer, the Company January 2004 to December 2005—Senior Vice President, Medical Affairs & Communications, the Company

Jonathan W. Chen British Columbia, Canada Age: 34	Senior Vice President, Business Development & Financial Strategy

January 2008 to present—Senior Vice President,

Business Development & Financial Strategy, the

Company

September 2005 to January 2008—Vice President, Business Development & Financial Strategy, the

Company

September 2000 to May 2005—Investment Banker, Credit Suisse First Boston

Name, Age, Province or State and Country and Position	Position with the Company	Principal Occupation within the Past Five Years
Chris J.W. Dennis(1) British Columbia, Canada Age: 50	Senior Vice President, Commercial Operations

May 2008 to December 2008—Senior Vice President,

Commercial Operations, the Company

April 2007 to May 2008—Senior Vice President,

Global Sales & Marketing, the Company

October 2004 to April 2007—Global President, OrthoNeutrogena, a Johnson and Johnson Company

January 2001 to October 2004—Vice President,

Marketing & Sales, Janssen Ortho Inc., a Johnson and Johnson Company

Jeffrey Gross British Columbia, Canada Age: 45	Senior Vice President, Research and Development

Oct 2008 - present, Senior Vice President, Research and Development, the Company

Jul 2007 - Sep 2008, Vice President, Engineering, Research and Development, the Company

2004 - 2007, Group Director, Biologics Research & Development, Medtronic Spinal & Biologics

2002 - 2004, Group Director, R&D and Tissue Bank Operations, Medtronic Sofamor Danek

Jay Dent British Columbia, Canada Age: 50	Senior Vice President, Finance

December 2006 to present—Senior Vice

President, Finance, the Company

October 2005 to November 2006—Vice President, Finance & Accounting, the Company

May 2001 to September 2005—Controller,

Ballard Power Systems, Inc.

Victor Diaz Illinois, U.S.A. Age: 48	Senior Vice President, Global Manufacturing and Supply Chain Management	2007 to present—Senior Vice President, Global Manufacturing & Supply Chain, the Company 2003 to 2006—Vice President, Global Operations, Teleflex Medical

Tammy Neske British Columbia, Canada Age: 38	Senior Vice President, Human Resources

January 2008 to present—Senior Vice President,

Human Resources, the Company

January 2007 to January 2008—Vice President,

Human Resources, the Company

July 2005 to January 2007—Director, Corporate Development, the Company

2000 to 2005—Manager, Employment and Compensation, Ballard Power Systems, Inc.

Note:

(1)	Mr. Dennis ceased employment on December 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Program

The Company competes in a global market for executives and management as well as scientists, sales and marketing, manufacturing and operations professionals. Many of our professional and management candidates are sought by other attractive employers, such as multi-national medical device companies, technology companies, multi-national pharmaceutical companies and university research institutions. In order to fulfill our corporate mission and attain our strategic goals, it is essential that the Company be able to attract, motivate and retain highly talented individuals at all levels and across all functional disciplines of the organization.

The Compensation Committee (for purposes of this discussion, the “Committee”) of the Board of Directors is charged, on behalf of the Board of Directors, to develop, review and approve compensation policies and practices applicable to executive officers, including determining the benchmarks, criteria and performance metrics upon which executive compensation such as base salary, annual bonuses, equity compensation and other benefits are based.

Compensation Philosophy and Objectives

The Company’s objectives for its executive compensation policies, programs, and practices are to:

•	Attract and retain experienced and talented executive officers;

•	Inspire excellence in the performance of executive officers; and

•	Align shareholder and executive officer interests.

To further these objectives, the Committee:

•	Ensures pay and performance systems reflect the level of job responsibility, and incumbent specific considerations;

•	Aligns the Company’s compensation programs with those of similarly complex specialty pharmaceutical, biotechnology and medical device companies;

•	Motivates executive performance by aligning pay-for-performance-based compensation programs to the achievement of objectives that will drive future success and enhance shareholder value; and

•	Links a significant portion of annual awards to overall corporate performance and attainment of specific value enhancing goals.

The Committee regularly evaluates compensation to ensure that the Company maintains its ability to attract and retain high caliber talented employees in key positions and that compensation provided to our executives remains competitive relative to the compensation paid to executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company should include salary, which provides base compensation, and annual cash bonus and stock-based compensation, which reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all decisions pertaining to the compensation of the Chief Executive Officer. The Committee reviews and approves recommendations for compensation awards to other executive officers presented by the Chief Executive Officer.

The Chair of the Board of Directors and the Committee annually review the performance of the Chief Executive Officer. The Chief Executive Officer annually reviews the performance of the other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments, bonus awards and stock option awards are presented to the Committee for review and approval. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers prior to presenting the Committee’s recommendations to the Board of Directors for approval.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s compensation programs to motivate executives to achieve the short- and long-term business goals of the Company, and to reward executives for achieving such goals. When making the compensation decisions described above, the Committee seeks the advice and recommendations of the Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources and also retains independent compensation consultants as and when it deems appropriate to provide advice and data related to appropriate industry benchmarks and compensation trends.

In the fall of 2007, under the supervision of the Committee, the Company prepared and presented benchmark market data for use in determining 2008 executive compensation, which included a review of base salaries, bonuses, and equity-based incentives to comprise total direct compensation. The Committee developed a market comparator group of companies, with input from management of the Company. The market comparator group consisted of similarly sized biotech, specialty pharmaceutical and medical device companies as measured by assets, revenue, market capitalization and number of employees. The companies comprising the market comparator group were:

Biotechnology Comparables	Medical Device Comparables
Axcan Pharma Inc.	ArthroCare Corp.
Cubist Pharmaceuticals Inc.	Edwards Lifesciences Corp.
MGI Pharma Inc.	ev3, Inc.
The Medicines Company	Integra Lifesciences Corp.
PDL BioPharma, Inc.	Mentor Corporation
QLT Inc.	Symmetry Medical Inc.
Surmodics, Inc.
Wright Medical Group, Inc.

Compared to the market comparator group, the Company’s annual revenues ranked the 55th percentile, total assets ranked the 91st , percentile, market capitalization ranked the 8th percentile and the number of employees ranked the 77 th percentile. The Committee also reviewed data from Radford’s 2007 Life Sciences Survey containing a broader group of biotech and medical device companies with revenues of $100 – $999 million and Towers Perrin’s 2007 Compensation Databank containing general industry companies with revenues of $100 – $675 million. The analysis revealed that, on average, the Company was positioned competitively relative to each data set; however, competitiveness declined on a target total direct compensation basis.

The Committee generally targets total compensation for executive officers at the 50th percentile of compensation paid to similarly situated executives within the market comparator group. Variations to this objective may occur based on the experience level of the individual, the complexity of the position and other relevant market factors. The Company does not have specific policies regarding the mix of fixed vs. variable/at-risk pay, cash vs. non-cash, short-term vs. long-term incentive compensation, or the impact of prior compensation on current compensation. Rather, the Committee relies on the market comparator data, the performance of the Company, the individual performance of the applicable executive officer and other relevant factors in determining an appropriate mix of compensation.

Stock Ownership Guidelines and Stock Retention Requirements

The Company does not maintain any stock ownership guidelines or stock retention requirements for its executives.

Adjustment or Recovery of Awards upon Restatement of Financial Results

The Company does not maintain a policy requiring adjustment or recovery of awards from executives upon restatement of financial results.

Accounting of Stock-Based Compensation

The Company accounts for stock-based compensation under its long-term incentive plans in accordance with the requirements of FAS 123(R).

Policy on Tax Deductibility of Executive Compensation

The Committee does not maintain a policy on the tax deductibility of compensation paid to executives. Section 162(m) of the Code provides that public companies generally may not deduct compensation of more than $1 million for each of its Chief Executive Officer and the next three most highly compensated executives (other than the Chief Financial Officer), unless that compensation is “performance-based” compensation within the meaning of Section 162(m).

2008 Executive Compensation Elements

For the fiscal year ended December 31, 2008, the principal components of compensation for Named Executive Officers (as identified herein under the heading “—Summary Compensation Table for the Fiscal Year Ending December 31, 2008”, the “NEOs”) were:

•	Annual base salary;

•	Annual bonus program;

•	Long-term incentive program;

•	Retirement savings plan; and

•	Benefits programs including health coverage, insurance plans and other perquisites.

Annual Base Salary

The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. The base salary of each executive officer is reviewed annually. During its review of base salaries for executive officers, the Committee considers the position, responsibilities, demonstrated performance and growth, market comparator group data, and experience and legacy factors. Base salary for most executive positions is within median range of the market comparator group. The base salaries of several of the NEOs reflect incumbent specific considerations relative to the pay positioning philosophy. For 2008NEOs received increases ranging from 0% to 7.5%. The Committee awarded a 4% increase in base salary to Mr. Bailey, Dr. Avelar and Mr. Dennis, a 3% increase in base salary to Mr. McMasters and a 7.5% promotional increase in base salary to Dr. Walker upon the recommendation of the Chief Executive Officer. Dr. Hunter recommended that his annual base salary be maintained at the level he voluntarily reduced it to on March 1, 2007 (CDN$790,000 from CDN$1,040,000) and following discussion with the Committee and the Board of Directors, the Committee agreed with this recommendation.

Annual Bonus Program

The annual bonus program generally provides a performance-based cash incentive to employees and executive officers. The program awards for individual performance that leads to the achievement of annual corporate objectives. The 2008 bonus targets were established by the Committee for each executive at approximately the 50th percentile of the market comparator group. The 2008 bonus targets for NEOs ranged from 40% to 75% of base salary. Dr. Hunter’s bonus target was 75% of base salary. Mr. Bailey’s bonus target was 50% of base salary. Mr. McMasters’, Dr. Avelar’s , Mr. Dennis’, Dr. Walker’s and Dr. Ingenito’s bonus target was 40% of base salary.

At the beginning of 2008, key corporate objectives were set by the Board of Directors to represent a broad range of activities that span the Company’s global and complex business. The 2008 corporate objectives are categorized into goal themes (commercial, research & product development, operations and people). Objectives are set with targets that represent significant “stretch” goals for the organization. At the end of the year, performance relative to all of the corporate objectives is measured to determine a “corporate result”. If all corporate objectives are achieved, the corporate result is 100%. The corporate result could be higher or lower depending on the extent to which the corporate objectives were achieved. The Board of Directors gives consideration to how challenging each goal was and considers other business, commercial and organizational factors that may have impacted achievement of the goals in arriving at its final assessment of the corporate result.

For 2008, the themes’ objectives and relative achievements of those objectives were:

THEME	GOAL	MEASURE	TARGET	RESULT

Commercial/ Financial	Achieve Revenue Targets:	Total Product Revenue (excl DES)	$198MM	$192MM
	Achieve Controllable Functional Expense Targets	On Budget	$157MM	$134MM
Research & Product Dev	Vascular Wrap	Commercial Launch	Q4	Not Achieved
	5-FU CVC	Commercial Launch	Aug	Launch ready, Objective Cancelled
	Quill Monoderm	Commercial Launch	Jun	Achieved
	In-license a Device Product	Enter Clinical Trials/510(k) Filing	Dec	Exceeded
Operations	Gross Margin	Improve by Q4	5%	1%
	EMEA Distribution & Restructure	EMEA Distribution and Commercial Activity Centralized	Oct	Achieved
	Syracuse Consolidation	Manufacturing transitioned	Dec	Achieved
People	Conduct Employee	Participation	75%	90%
Engagement Survey

The formula for determining the amount each executive officer will receive under the annual bonus program is as follows:

Base Salary x Bonus Target x Individual Performance Result x Corporate Performance Result

The Individual Performance Result is based on each executive’s achievement of his functional/personal goals (also set at the beginning of each year) as assessed by the Chief Executive Officer. The Committee determines the Individual Performance Result of the Chief Executive Officer and may exercise its discretion in the recommendations made by the Chief Executive Officer for other executive officers.

The Corporate Performance Result is determined by the Board of Directors. In determining the corporate performance for 2008, the Board of Directors applied a weighting to each corporate objective. For 2008, the Board of Directors assessed the Corporate Performance Result to be 101% of target.

For 2008, the Committee awarded an individual performance result of 100% of target to Mr. McMasters and Dr. Avelar, 30% of target to Mr. Dennis, 75% of target to Dr. Walker and 0% of target for Dr. Ingenito. Dr. Hunter and Mr. Bailey recommended that their individual performance result for purposes of calculating cash bonus be assigned at 0% of target, and following discussion with the Committee and Board of Directors, the Committee agreed with their recommendation. Information about the dollar value of cash bonus awards granted for 2008 is set forth below in the Summary Compensation Table.

Long-Term Incentive Program

The purpose of the Company’s long-term incentive awards is to promote the long-term success of the Company by aligning the interests of the Company’s employees with the interests of its shareholders. The awards provide employees and executive officers an equity-based interest in the Company and thereby encourage those people to perform their duties to the best of their abilities, and to devote their time and effort to further the long-term growth and development of the Company. The awards are also intended to assist the Company in attracting and retaining individuals with superior experience and ability and providing competitive levels of compensation to such individuals. Subject to the approval of the Board of Directors, the plan allows for grants of options and tandem SARs. Award levels for NEO are determined based on market comparator group data and vary among participants based on their position, performance and relative contribution. Historically, option grants were made at or around fiscal year end. In 2008, the Company experienced a prolonged trading blackout due to delay in release of audited year-end results and pending corporate transaction activity and therefore did not grant options to NEO until December 2008. The Black-Scholes value of awards granted to NEO in 2008 were below the median expected value of long-term incentive grants of the market comparator group. Information about the awards granted in 2008 is set forth below in the Grant of Plan-Based Awards table.

Options/tandem SARs are awarded at the TSX (for Canadian executives) or NASDAQ (for U.S. executives) closing price of the Company’s common stock on the business day immediately preceding the date of grant. Typically, options/tandem SARs vest 1/48th per month over the first four years of the five-year option term. Vesting and exercise rights cease immediately upon termination of employment for cause or termination by the award holder. In the case of termination without cause, vesting rights cease upon termination of employment and exercise of previously vested options/tandem SARs cease after 30 days or expiration of the option, whichever is earlier. In the event of death, disability or retirement, vesting rights cease upon death, disability or retirement and exercise of previously vested cease after 365 days or the expiration of the option, whichever is earlier.

Angiotech Stock Option Plans

The options and tandem SARs have been granted pursuant to: (a) the Company’s current stock incentive plan (the “2006 Stock Incentive Plan”) adopted by shareholders at the June 8, 2006 special general meeting, which superseded the 2004 Stock Option Plan and incorporated all options granted under the Company’s 2004 stock option plan (the “2004 Stock Option Plan”), (b) the Company’s 2004 Stock Option Plan adopted by shareholders at the January 20, 2004 special meeting, which incorporated all shares granted under the Company’s previous stock option plan (the “Previous Stock Option Plan”) established December 8, 1997, as amended by the shareholders on March 16, 1999, March 20, 2000 and March 6, 2001, (c) the Company’s original stock option plan (the “Original Stock Option Plan”) established July 2, 1996 and superseded by the Previous Stock Option Plan and (d) directors’ resolutions dated February 1, 1996 (114,000 common shares).

The 2006 Stock Incentive Plan was established at a special meeting held on June 8, 2006. The 2006 Stock Incentive Plan provides for the issuance of non-transferable options and tandem SARs to purchase up to 13,937,756 common shares, representing 16.4% of the issued and outstanding common shares of the Company, to employees, officers and directors of the Company, and persons providing ongoing management or consulting services to the Company, with any one person permitted, subject to the approval of the Board of Directors, to receive options and tandem SARs to acquire up to 5% (or 4,256,099) of the issued and outstanding common shares. The maximum number of options that may be granted to insiders of the Company, together with all of the Company’s previously established and outstanding or proposed share compensation arrangements in aggregate, shall not exceed options to acquire 20% of the issued and outstanding common shares on a non-diluted basis. The exercise price of common shares under each option and tandem SAR is fixed by the Board of Directors and may be set in either Canadian dollars or United States dollars. Where the grant is in Canadian dollars, the exercise price may not be less than the closing price of the common shares on the TSX for the last day the common shares were traded prior to the effective date of the option/tandem SAR. Where the grant is in United States dollars, the exercise price may not be less than the closing price of the common shares on the NASDAQ for the last day the common shares were traded prior to the effective date of the option/tandem SAR. The effective date shall not be a date prior to the date the Board of Directors determines a grant will be made, and unless otherwise specified by the Board of Directors, the effective date shall be the date the Board of Directors determines an option/tandem SAR grant shall be made. Each option and tandem SAR will expire on the earlier of: (i) the expiration date as determined by the Board of Directors, which date shall not be more than five years from the date it is granted; (ii) 365 days after the participant dies, retires in accordance with the Company’s retirement policy or is permanently disabled; (iii) 30 days after the participant ceases to be a person qualified to receive an option, if as a result of early retirement or voluntary resignation; (iv) 30 days after the participant being terminated, or receiving notice of termination, other than for cause, subject to an allowance for any blackout period that may occur in that 30-day period; and (v) immediately upon the participant being terminated, or receiving notice of termination, for cause. A blackout period is a period of time where no employee, officer or director may trade because they are deemed to be in possession of confidential information. The exercisability of an option and tandem SAR may be extended to allow the Company the ability to align the exercise of options and tandem SARs with the time periods of negotiated early retirement and severance contracts when it is in the best interests of the Company to do so. In no situation would the extension on exercisability be later than the original five-year term of the option and tandem SAR.

The participant shall have the right to elect to exercise either an option or a tandem SAR. If the participant elects to exercise a tandem SAR, the related option shall be cancelled and the participant shall be entitled to a share or portion thereof with an aggregate value equal to the product of (a) the excess of the market price of a common share on the date of exercise over the exercise price of the option/tandem SAR, multiplied by (b) the number of tandem SARs exercised. All tandem SARs shall be settled in common shares, and such settlement shall be made by delivery of the aggregate number of common shares having a market price on the date of exercise equal to the amount so settled.

The options and tandem SARs granted under the 2006 Stock Incentive Plan may vest over time as determined by the Board of Directors. If a change of control of the Company occurs, the vesting provisions may, in certain circumstances, be deemed to have been satisfied and the options deemed to have been vested. The number of options and tandem SARs granted may be adjusted if any share reorganization, special distribution or corporate reorganization occurs, subject to the approval of the TSX.

The Board of Directors is entitled to suspend, terminate or discontinue the 2006 Stock Incentive Plan or amend or revise the terms of the 2006 Stock Incentive Plan, subject to the approval, in certain circumstances, of the TSX and the shareholders of the Company.

Finally, the 2006 Stock Incentive Plan provides for grants of options and tandem SARs to the Company’s independent directors upon their first election to the Board of Directors, and then semi-annually thereafter at the time of the annual general meeting and December 1. Notwithstanding such provision of the 2006 Stock Incentive Plan, the Board of Directors does not grant options while the Company is in a trading blackout period.

American Medical Instruments Stock Option Plan

On March 23, 2006, the Company acquired all of the issued and outstanding share capital of American Medical Instruments Holdings, Inc. (“AMI”). On March 9, 2006, AMI granted 304 stock options under AMI’s 2003 Stock Option Plan (the “AMI Stock Option Plan”), each of which is exercisable for approximately 3,852 common shares of the Company upon exercise. All outstanding options and warrants granted prior to the March 9, 2006 grant were settled and cancelled upon the acquisition of AMI. No further options to acquire common shares of the Company can be issued pursuant to the AMI Stock Option Plan. Approximately 1,171,092 of the Company’s common shares were reserved in March 2006 to accommodate future exercises of the AMI options.

The AMI options included in the above are all non-transferable and were granted to employees, officers and directors of AMI and persons providing ongoing management and consulting services to AMI. The options are subject to graded vesting over a four-year period after the second anniversary date of the grant date. Each option will expire on the earlier of (i) ten years from the date it is granted; (ii) 12 months after the participant dies; (iii) six months after the participant is disabled; (iv) 90 days after the participant retires or the participant’s employment is terminated, other than for cause; and (v) immediately upon the participant being terminated for cause. AMI options to purchase 348,150 of the Company’s common shares were outstanding as of April 29, 2008.

Retirement Savings Plans

In Canada, executive officers receive a Company contribution to an individual Group Registered Retirement Savings Plan (the “RRSP”) (a Canadian tax-qualified plan) in an amount equal to 5% of their base salary, up to the maximums allowable by Canada Revenue Agency. In the United States, executive officers receive a contribution of 5% of base salary by the Company to the Company’s 401(k) plan (a U.S. tax-qualified plan), up to the maximums allowable by the IRS. All contributions to the retirement savings plans are fully vested.

The Company does not have a defined benefit pension plan for any of its employees, including executive officers.

Benefits Programs

The Company provides benefits to all employees including the executive officers. Benefits provided at the Company’s expense include:

•	Medical and extended health care insurance;

•	Dental insurance;

•	Vision care insurance;

•	Employee and dependent life insurance;

•	AD&D insurance; and

•	Short- and long-term disability insurance.

Executive officers are also eligible to participate in an executive perquisite program. The program allows executives to be reimbursed up to a maximum of $15,000 per year for expenses associated with a car lease, financial planning, tax advice and preparation, and services of a private healthcare center.

Employment Agreements

The Company maintains employment agreements with each of the NEOs. The employment agreements are generally effective until terminated by the Company or the executive and provide for minimum base salary and participation by each of the NEOs in the Company’s annual bonus program, the Company’s welfare benefit plans and the applicable retirement plans maintained by the Company. The terms of the executive employment agreements that are applicable upon termination of an NEO’s employment with the Company are summarized below in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION—Potential Payments Upon Termination or Change of Control”.

Report of the Compensation Committee

The Company’s Compensation Discussion and Analysis is included in this Proxy Statement. The Company has the primary responsibility for the Compensation Discussion and Analysis.

On behalf of the Board of Directors, the Compensation Committee oversees the development, review and approval of the Company’s compensation program for executive officers. As part of this responsibility, the Compensation Committee has reviewed and discussed with the Company’s management the contents of the Compensation Discussion and Analysis. Based on its review and discussion, and subject to the limitations on the role and responsibility of the Compensation Committee, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended by the Company’s Form 10-K/A.

THE COMPENSATION COMMITTEE

David Howard (Chair)

Arthur Willms

Edward Brown

Summary Compensation Table for the Fiscal Year Ended December 31, 2008

The following tables contain certain information about the compensation and benefits paid or provided to each of the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined based on total compensation) as at December 31, 2008 (collectively the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(14)		Stock Awards ($)	Option Awards ($)(2)		Non-equity incentive plan compensation ($)(1)(3)		Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(4)(5)(6)(7)(8)(9)(10)		Total ($)
William L. Hunter, MD, MSc President, Chief Executive Officer and Director	2008 2007 2006	$ $ $	741,088 735,020 882,000		Nil Nil Nil	Nil Nil Nil	$ $ $	452,516 956,800 1,248,692	$	Nil Nil 374,850	Nil Nil Nil	$ $ $	87,769 88,376 91,693	$ $ $	1,281,374 1,780,196 2,597,235

K. Thomas Bailey Chief Financial Officer	2008 2007 2006	$ $ $	350,000 350,000 330,000	$	Nil 50,000 Nil	Nil Nil Nil	$ $ $	291,077 497,983 364,346	$	Nil Nil 130,000	Nil Nil Nil	$ $ $	218,087 88,663 44,759	$ $ $	859,164 986,646 869,105

Rui Avelar, MD Chief Medical Officer	2008 2007 2006	$ $ $	350,016 337,039 303,600		Nil Nil Nil	Nil Nil Nil	$ $ $	213,406 338,654 340,452	$ $	142,780 Nil 99,440	Nil Nil Nil	$ $ $	38,276 29,221 27,908	$ $ $	744,478 704,915 771,400

David McMasters, ESQ Senior Vice President, Legal & General Counsel	2008 2007 2006	$ $ $	483,643 473,000 454,800		Nil Nil Nil	Nil Nil Nil	$ $ $	183,895 335,636 393,460	$ $	196,825 Nil 150,000	Nil Nil Nil	$ $ $	44,915 63,222 66,240	$ $ $	909,278 871,858 1,064,500

Chris Dennis, Senior Vice President, Sales & Marketing(11)	2008 2007 2006	$ $	318,856 230,275 Nil		Nil Nil Nil	Nil Nil Nil	$ $	70,358 69,780 Nil		$39,021 Nil Nil	Nil Nil Nil	$ $	383,429 66,791 Nil	$ $	811,663 366,846 Nil

Jeffrey Walker, Senior Vice President and Chief Scientific Officer(12)	2008 2007 2006	$ $ $	265,849 316,803 168,477		Nil Nil Nil	Nil Nil Nil	$ $ $	159,422 158,110 31,421	$ $	82,367 Nil 102,283	Nil Nil Nil	$ $ $	463,156 87,071 33,244	$ $ $	970,794 561,984 335,426

Gary Ingenito, MD, PhD Chief Clinical and Regulatory Affairs Officer(13)	2008 2007 2006	$ $ $	66,733 400,400 385,000		Nil Nil Nil	Nil Nil Nil	$ $ $	55,655 332,832 266,685	$	Nil Nil 125,000	Nil Nil Nil	$ $ $	684,002 20,020 110,219	$ $ $	806,390 753,252 886,904

Notes:

(1)	Amounts paid to Dr. Hunter, Dr. Avelar, Mr. Dennis and Mr. Walker were paid in Canadian dollars and, for the purposes of this table, converted to U.S. dollars using the average exchange rate of 0.938, 0.930 and 0.882 for each of the years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively.
(2)	Represents the fair value of option awards as per amounts recorded in the annual financial statements under FAS 123(R) (with the exception of assumptions regarding forfeitures). There were no options granted to any of the NEOs in 2006. The fair value presented in the table above includes the carry-forward impact of options granted prior to 2006 but unvested as at January 1, 2006 (i.e. “modified prospective method”). Refer to note 17(c) of the Company’s consolidated audited financial statements for the year ended December 31, 2008 for assumptions used in determining fair value of option awards.
(3)	Non-equity incentive plan compensation for the NEOs includes annual bonus accrued at December 31 but paid subsequent to December 31.

(4)	Amounts included in all other compensation for 2008 for Dr. Hunter include: $41,204 of costs related to reimbursement of family travel costs (2007 – $45,534; 2006—$45,879); $21,695 in auto lease payments paid by the Company on behalf of the NEO (2007—$18,069; 2006—$17,129); $18,527 of RRSP contributions made by the Company on behalf of the NEO (2007—$18,783; 2006—$15,876); and $6,343 of other miscellaneous perquisites (2007—$5,991; 2006—$12,809).
(5)	Amounts included in all other compensation for 2008 for Mr. Bailey include: $182,875 of relocation allowance (2007 – $44,344; 2006—nil); $26,615 of rent paid by the Company on behalf of the NEO (2007 – $21,632; 2006—$27,201); $nil of 401(k) contributions made by the Company on behalf of the NEO (2007 – $17,500; 2006—$16,500); and $8,593 of other miscellaneous perquisites (2007 – $5,187; 2006—$1,058).
(6)	Amounts included in all other compensation for 2008 for Mr. McMasters include: $36,023 of rent paid by the Company on behalf of the NEO (2007 – $34,797; 2006—$31,355); $nil of 401(k) contributions made by the Company on behalf of the NEO (2007 – $23,650; 2006—$22,740); and $8,893 of other miscellaneous perquisites (2007 – $4,775; 2006—$12,145).
(7)	Amounts included in all other compensation for 2008 for Dr. Ingenito include: $630,600 of termination payments accrued and paid in 2008; accrued vacation pay of $45,000 paid in 2008; and $8,402 of other miscellaneous perquisites. Amounts included in all other compensation for 2007 for Dr. Ingenito include: $20,020 of 401(k) contributions made by the Company on behalf of the NEO. Amounts included in all other compensation for 2006 for Dr. Ingenito include: $84,810 of relocation costs paid by the Company on behalf of the NEO; $19,249 of 401(k) contributions made by the Company on behalf of the NEO; and $6,160 of other miscellaneous perquisites.
(8)	Amounts included in all other compensation for 2008 for Dr. Avelar include: $13,087 in auto lease payments paid by the Company on behalf of the NEO (2007—$12,369; 2006—$7,578); $17,501 of RRSP contributions made by the Company on behalf of the NEO (2007—$16,852; 2006—$15,214); and $7,688 of other miscellaneous perquisites (2007—$nil; 2006—$5,116).
(9)	Amounts included in all other compensation for 2008 for Mr. Dennis include: $323,640 in termination payments accrued in 2008; $23,452 of relocation allowance (2007—$46,520); $14,212 in auto lease payments paid by the Company on behalf of the NEO (2007—$4,652); $15,943 of RRSP contributions made by the Company on behalf of the NEO (2007—$11,514); and $6,182 of other miscellaneous perquisites (2007—$4,105).
(10)	Amounts included in all other compensation for 2008 for Dr. Walker include: $393,332 in termination payments accrued in 2008; $53,729 of relocation allowance (2007—$53,289; 2006—$23,494); $11,283 in auto lease payments paid by the Company on behalf of the NEO (2007—$11,190); and $4,812 of other miscellaneous perquisites (2007—$22,592; 2006—$9,751).
(11)	Mr. Dennis commenced employment on April 2, 2007 and ceased employment on December 31, 2008.
(12)	Dr. Walker commenced employment on May 24, 2006 and ceased employment on October 15, 2008.
(13)	Dr. Ingenito commenced employment on February 1, 2005 and ceased employment on February 29, 2008.
(14)	The amount paid to Mr. Bailey in 2007 under “Bonus” relates to a signing bonus Mr. Bailey was entitled to under his employment agreement.

Grant of Plan-Based Awards

All amounts are expressed in U.S. Dollars unless otherwise noted.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plans			All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(1)
		Threshold ($)	Target ($)	Maximum ($)
William L. Hunter	Dec 8, 2008	Nil	Nil	Nil	500,000	CDN$	0.21	CDN$	0.13
K. Thomas Bailey	Dec 8, 2008	Nil	Nil	Nil	250,000		$0.16		$0.09
Rui Avelar	Dec 8, 2008	Nil	Nil	Nil	200,000	CDN$	0.21	CDN$	0.13
David McMasters	Dec 8, 2008	Nil	Nil	Nil	200,000		$0.16		$0.09

Note:

(1)	Represents the fair value of option awards as per amounts recorded in the annual financial statements under FAS 123(R) (with the exception of assumptions regarding forfeitures). The fair value presented in the table above includes the carry-forward impact of options granted prior to 2006 but unvested as at January 1, 2006 (i.e. “modified prospective method”). Refer to note 17(c) of the Company’s consolidated audited financial statements for the year ended December 31, 2008 for assumptions used in determining fair value of option awards.

Outstanding Equity Awards at Fiscal Year-End

The table below shows option awards to NEOs outstanding as of December 31, 2008. All exercise prices are denoted in Canadian dollars unless otherwise specified.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option Expiration date
William L. Hunter	100,000	—		—		$3.025	3/15/2009
	300,000	—		—		$4.238	12/16/2010
	300,000	—		—		$15.625	9/11/2010
	600,000	—		—		$14.838	11/30/2010
	400,000	—		—		$21.388	12/6/2011
	400,000	—		—		$13.468	12/17/2009
	200,000	—		—		$31.850	1/21/2009
	112,500	37,500	(1)	—		$17.410	12/1/2010
	160,417	189,583	(5)	—		$8.900	2/4/2012
	—	500,000	(2)	—		$0.210	12/7/2013

K. Thomas Bailey	75,000	—		—		$31.850	1/21/2009
	15,000	—		—		$27.750	6/9/2009
	57,500	2,500	(3)	—	U.S.$	18.000	1/26/2010
	37,500	12,500	(1)	—		$17.410	12/1/2010
	91,667	108,333	(5)		U.S.$	7.650	2/4/2012
	—	250,000	(2)	—	U.S.$	0.160	12/7/2013

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option Expiration date
Rui Avelar	200,000	—		—		$21.388	12/6/2011
	70,000	—		—		$13.468	12/17/2012
	50,000	—		—		$31.850	1/21/2009
	45,000	15,000	(1)	—		$17.410	12/1/2010
	84,792	100,208	(5)			$8.900	2/4/2012
	—	200,000	(2)	—		$0.210	12/7/2013

David McMasters	700,000	—		—		$17.500	10/18/2010
	120,000	—		—		$21.388	12/6/2011
	50,000	—		—		$13.468	12/17/2012
	60,000	—		—		$31.850	1/21/2009
	45,000	15,000	(1)	—		$17.410	12/1/2010
	80,208	94,792	(5)	—	U.S.$	7.650	2/4/2012
	—	200,000	(2)	—	U.S.$	0.160	12/7/2013

Chris Dennis	41,667	—		—		$6.23	1/30/2009

Notes:

(1)	Vests monthly over 48 months to December 2009.
(2)	Vests monthly over 48 months to December 2012.
(3)	Vested monthly over 48 months to January 2009.
(4)	Vests monthly over 48 months to February 2009.
(5)	Vests monthly over 48 months to February 2011.

Option Exercises and Stock Vested in 2008

There were no options exercised by NEOs during the last completed fiscal year.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment. The amount of compensation payable to each NEO upon voluntary termination, involuntary without-cause termination, termination by executive for good reason, termination following change of control and in the event of death of the executive is also shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown below assume a share price of $0.26 based on the December 31, 2008 closing price of the common shares on the NASDAQ. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company.

Dr. Hunter

Termination Without Cause or Termination by Dr. Hunter for Good Reason:

•

Under the terms of his employment agreement, if Dr. Hunter’s employment is terminated without cause or Dr. Hunter terminates his employment for good reason, and Dr. Hunter does not enter into a Consulting Agreement (described below), Dr. Hunter will receive a lump sum severance payment equivalent to 12 months’ salary, plus an amount equal to the average annual bonus payments received in the previous three years; and monthly payments equivalent to one-half of monthly salary for 24 months, plus an additional amount equivalent to the average annual bonus payments received in the previous three years paid in 24 equal monthly installments. Health and certain other benefits will also be continued for 24 months, or Dr. Hunter will receive an amount equal to the cost to the Company of providing those benefits. The estimated total of the foregoing payments is approximately $1.6 million. The Company’s obligation to provide the foregoing payments and benefits is conditional on Dr. Hunter’s compliance with a Confidentiality, Inventions and Non Competition Agreement, which, among other things, restricts competitive activity for one year following the termination date.

•

Under the employment agreement, “cause” shall consist of (a) any act or acts which at common law in the Province of British Columbia are just cause for dismissal; or (b) a material breach of the Code of Ethics adopted by the Board of Directors and agreed to by Dr. Hunter, as amended from time to time.

•

Under the employment agreement, “good reason” means (a) a change in title, (b) a material reduction in authority or responsibility, (c) one or more reductions, in the cumulative amount of 5% or more, in base salary, (d) notice that Dr. Hunter’s principal place of work will be relocated by a distance of 80 kilometers or more, or (e) removal of Dr. Hunter from the Board of Directors of the Company for any reason other than termination of his employment agreement.

•

Under the terms of his employment agreement, outstanding vested stock options as of the termination date may be exercised within 30 days of the termination date, and, if not exercised, will be cancelled.

Termination after Change of Control:

•

Under the terms of his change of control agreement, if Dr. Hunter is terminated for any reason or resigns for good reason within 12 months after a change of control, Dr. Hunter will receive a lump sum payment equivalent to three years’ salary, plus an amount equal to three times the average annual bonus payments received in the previous three years. Health and certain other benefits will also be continued for 36 months. The estimated total of the foregoing payments is approximately $2.5 million.

•

Under the terms of his change of control agreement, “good reason” means a material reduction in the authority or responsibility of Dr. Hunter, one or more reductions, in the cumulative amount of 5% or more, in base compensation or any notification to that Dr. Hunter’s principal place of work will be relocated by a distance of 80 kilometers or more.

•	Under the terms of Dr. Hunter’s change of control agreement, “Change of Control” means:

(i)	a change in the composition of the Board of Directors of the Company, as a result of which fewer than one-half of the incumbent directors are directors who had been directors of the Company 12 months prior to such change, with the exception of any such change in the composition of the Board of Directors made with the approval of the Board of Directors as it was constituted immediately prior to such change; or

(ii)	the acquisition or aggregation of securities by any person pursuant to which such person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding base capital stock (meaning the securities of the Company ordinarily, and apart from rights accruing under special circumstances, having the right to vote at elections of directors of the Company), except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of base capital stock, and any decrease thereafter in such person’s ownership of securities shall be disregarded until such person increases in any manner, directly or indirectly, his, her or its beneficial ownership of any securities of the Company. Upon a change of control, any options or rights that Dr. Hunter holds under any employee option plans and executive compensation programs will become fully vested.

Consulting Agreement:

•

If Dr. Hunter retires or resigns from his position as President and Chief Executive Officer, resigns for good reason, or is terminated without cause, the Company will offer Dr. Hunter a Consulting Agreement to provide services to the Company as a management consultant on a part-time basis for 24 months.

•

If Dr. Hunter enters into a Consulting Agreement, he will receive a lump sum payment equivalent to 12 months’ salary, plus an amount equal to the average annual bonus payments received in the previous three years; and monthly payments equivalent to one-half of monthly salary for 24 months, plus an additional amount equivalent to the average annual bonus payments received in the previous three years paid in 24 equal monthly installments. Health and certain other benefits will also be continued for 24 months, unless ongoing coverage is not permitted under any applicable group insurance plan, in which case the Company will provide, or reimburse Dr. Hunter for the cost of maintaining, comparable individual coverage. Outstanding but unvested stock options will also be deemed to be vested immediately to the extent those options would have vested within 24 months if Dr. Hunter had continued to be employed by the Company.

•

The Company’s obligations under the Consulting Agreement are conditional on Dr. Hunter’s compliance with a Confidentiality, Inventions and Non Competition Agreement, which, among other things, restricts his competitive activity with the Company for one year following termination of employment.

•

If Dr. Hunter enters into a Consulting Agreement following his retirement or resignation, except resignation for good reason, Dr. Hunter is also restricted from entering into other gainful employment for two years.

Executive Payments Upon Termination (in U.S. Dollars)	Voluntary Termination by Executive Without Good Reason or For Cause Termination	Without Cause Termination or Termination by Executive With Good Reason	Without Cause Termination or Termination by Executive With Good Reason Within 12 Months After a Change of Control
Lump sum severance	—	1,392,262	1,935,342
Bonus	—	102,034	306,103
Lump sum compensation for loss of benefits	—	152,806	229,208
Exercise of options	—	—	—

TOTAL	—	1,647,102	2,470,653

Mr. Bailey, Mr. McMasters, Dr. Avelar, Mr. Dennis, Dr. Walker and Dr. Ingenito

Under the terms of the executive employment agreements of Mr. Bailey, Mr. McMasters, Dr. Avelar, Mr. Dennis, Dr. Walker and Dr. Ingenito, if the executive is terminated without cause or resigns for good reason he will receive:

•	12 months of base salary plus an additional two months of base salary for each full year of employment completed up to a combined maximum of 24 months of base salary;

•

Lump sum amount as compensation for loss of any benefits made available during employment in the amount of $24,000 plus an additional $2,000 for each full year of employment completed up to a combined maximum of $48,000;

•	The balance of any payment due under the bonus plan, including, if applicable, a prorated payment under the bonus plan earned in respect of the fiscal year of termination;

•	Outstanding vested stock options as of the termination date may be exercised within 30 days of the termination date, and, if not, will be cancelled; and

•

The Company’s obligation to provide the foregoing payments and benefits is conditional on the executive’s ongoing compliance with all applicable post-employment obligations which, among other things, restricts competitive activity for one year following termination date.

Under the terms of the executive employment agreements of Mr. McMasters and Dr. Ingenito, “cause” means the occurrence of any one or more of the following:

•

failure by the executive to substantially perform the executive’s duties or responsibilities under his employment agreement, after the Company has given a demand to the executive identifying how the executive has failed to perform such duties or responsibilities;

•	misconduct or illegal conduct by the executive causing or likely to cause financial, reputational, or other harm to the Company;

•	the conviction of the executive for, or a plea by the executive of guilty or no contest to, any felony; or

•	a material breach by the executive of his employment agreement, or of any of the Company’s written policies or procedures.

Under the terms of the executive employment agreement of Dr. Avelar, Mr. Dennis and Dr. Walker, “cause” is not defined.

Under the terms of the executive employment agreement of Mr. Bailey, “cause” means the occurrence of any one or more of the following:

•

willful and material failure by Mr. Bailey to substantially perform his duties or responsibilities under his employment agreement, after the Company has given a demand to Mr. Bailey identifying how he has failed to perform such duties or responsibilities;

•	willful misconduct by Mr. Bailey causing material financial, reputational, or other harm to the Company;

•	the conviction of Mr. Bailey for, or a plea by Mr. Bailey of guilty or no contest to, any felony; or

•

a willful and material breach by Mr. Bailey of his employment agreement, the Company’s Code of Ethics for its Chief Financial Officer, or any of the Company’s other material written policies or procedures.

Under the terms of the executive employment agreement of Mr. Bailey, Mr. McMasters, Dr. Avelar, Mr. Dennis, Dr. Walker and Dr. Ingenito “good reason” means the occurrence of any one or more of the following without the executive’s written consent:

•	a material reduction in the executive’s title, office, authority, or duties or responsibilities of employment;

•

one or more reductions in the executive’s base salary, or in the executive’s target bonus opportunity under the bonus plan, in the cumulative amount of 5% or more within a 12-month period, or a material reduction in the executive’s benefits or perquisites, if such reductions:

•	are not made in conjunction with similar reductions for comparably situated executive employees of the Company, or

•	are made in conjunction with similar reductions for comparably situated executive employees of the Company at the time of, or within 24 months after, a Change of Control;

•	a change in the executive’s principal place of employment by a distance of 50 miles or more, unless the new principal place of employment is within 50 miles of the executive’s then-current residence;

•	a material breach by the Company of a fundamental term of the executive’s employment agreement; or

•	an unapproved Change of Control.

Under the terms of the executive employment agreements of Mr. Bailey, Mr. McMasters, Dr. Avelar, Mr. Dennis, Dr. Walker and Dr. Ingenito, “Change of Control” means the occurrence of any one or more of the following:

•

a change in the composition of the Board of Directors as a result of which fewer than one-half of the incumbent directors are individuals who were directors 12 months before the change; but excluding any such change in the composition of the Board of Directors made with the approval of the Board of Directors as it was constituted immediately before the change;

•

the acquisition or aggregation by any person, entity, or group of persons or entities acting jointly or in concert (“Acquiror”) of beneficial ownership or control of voting securities of the Company (including, without limitation, the power to vote or direct the voting thereof), as a result of which the Acquiror and/or associates and/or affiliates of the Acquiror become entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding voting securities of the Company which may be cast to elect directors (regardless of whether a meeting has been called to elect directors); but excluding a change in the relative beneficial ownership of the Acquiror in voting securities of the Company resulting solely from a reduction in the aggregate number of the outstanding voting securities of the Company, unless and until the Acquiror increases, in any manner, directly or indirectly, the Acquiror’s beneficial ownership or control of Voting Securities (after which the Acquiror and/or associates and/or affiliates of the Acquiror are entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding voting securities of the Company which may be cast to elect directors);

•

the disposition of all or substantially all of the assets or business of Angiotech Pharmaceuticals (US), Inc. (“Angiotech (US)”) or the Company pursuant to a merger, consolidation, or other transaction, unless the common shares of the entity or entities that succeed to the business of the Company, and any other shares entitled to vote for the election of directors of such entity or entities, are beneficially owned or controlled by persons, entities, or groups of persons or entities acting jointly or in concert who held beneficial ownership or control of voting securities of the Company immediately before such merger, consolidation, or other transaction, in substantially the same proportion as they owned such voting securities;

•	the adoption of a resolution to wind-up, dissolve, or liquidate Angiotech (US) or the Company; or

•

a consolidation, merger, amalgamation, arrangement, or other reorganization or acquisition of Angiotech (US) or the Company, as a result of which the holders of voting securities of the Company immediately before the completion of such transaction hold less than 50% of the outstanding common shares and other shares entitled to vote for the election of directors of the successor corporation after completion of the transaction.

Under the terms of the executive employment agreements, if Mr. Bailey, Mr. McMasters, Dr. Avelar, Mr. Dennis, Dr. Walker and Dr. Ingenito are Terminated Without Cause or Resign for Good Reason following a Change of Control they will receive:

•	24 months of base salary plus an additional two months of base salary for each full year of employment completed up to a combined maximum of 36 months of base salary;

•

a lump sum amount as compensation for loss of benefits made available during employment in the amount of $48,000 plus an additional $2,000 for each full year of employment completed up to a combined maximum of $72,000;

•	the balance of any payment due under the bonus plan, including, if applicable, a prorated payment under the bonus plan earned in respect of the fiscal year of termination;

•

a lump sum amount equal to two times the greater of the average of the payments made to the executive under the bonus plan in each of the two preceding fiscal years and the amount of executive’s target bonus opportunity;

•

a lump sum amount equivalent to the amount the executive would have received if he had been able to exercise equity-based incentives in the event that the vesting of such incentives does not accelerate under the provisions of such plans;

•

in the event that any payment made by the Company to executive is subject to excise tax under Section 4999 of the Code and the reduction of the amounts payable to the maximum amount that could be paid by the Company without triggering the excise tax would provide executive with a greater after-tax amount than if such amounts were not reduced, then the amounts payable to executive will be reduced to the safe harbor cap; and

•

in the event that the Change of Control is an unapproved Change of Control, payment subject to excise tax under Section 4999 of the Code will be grossed up by the sum of the excise tax and the product of any deductions disallowed because of the inclusion of the gross-up payment in executive’s adjusted gross income and the highest applicable marginal rate of federal income tax for the calendar year in which the gross-up payment is made.

The Company’s obligation to provide the foregoing payments and benefits is conditional on the executive’s ongoing compliance with all applicable post-employment obligations which, among other things, restricts competitive activity for one year following termination date.

The following table shows the potential payments upon termination for Mr. Bailey, Mr. McMasters and Dr. Avelar. Payments upon termination will be calculated in accordance with each executive’s employment agreement. Since each of Messrs. Ingenito’s, and Dennis’ and Dr. Walker’s employment was terminated in 2008, they are not included in the chart below. Specific information about the benefits each of them received upon termination follows this chart.

Name	Voluntary Termination by Executive Without Good Reason or For Cause Termination	Without Cause Termination or Termination by Executive With Good Reason	Without Cause Termination or Termination by Executive With Good Reason Within 24 Months After a Change of Control	Without Cause Termination or Termination by Executive With Good Reason Within 24 Months After an Unapproved Change of Control	Death	Termination Resulting from Loss of Eligibility to Work in Canada/ U.S.
K. Thomas Bailey:
Lump sum severance	—	606,667	970,667	970,667	—	606,667
Bonus for fiscal year of termination (2008)	—	—	—	—	—	—
Lump sum compensation for loss of benefits	—	32,000	56,000	56,000	—	32,000
Further lump sum	—	—	364,000	364,000	—	—
Exercise of options	—	—	—	—	—	—
Safe harbor cap adjustment	—	—	(220,925)	—	—	—
Gross up payment	—	—	—	463,286	—	—
Total	—	638,667	1,169,742	1,853,953	—	638,667
Rui Avelar:
Lump sum severance	—	491,742	737,613	737,613	—	491,742
Bonus for fiscal year of termination (2008)	—	—	—	—	—	—
Lump sum compensation for loss of benefits	—	31,031	50,629	50,629	—	31,031
Further lump sum	—	—	196,697	196,697	—	—
Exercise of options	—	—	—	—	—	—
Total	—	522,773	984,939	984,939	—	522,773
David McMasters:
Lump sum severance	—	974,380	1,461,570	1,461,570	—	974,380
Bonus for fiscal year of termination (2008)	—	—	—	—	—	—
Lump sum compensation for loss of benefits	—	40,000	64,000	64,000	—	40,000
Further lump sum	—	—	389,752	389,752	—	—
Exercise of options	—	—	—	—	—	—
Safe harbor cap adjustment	—	—	(57,078)	—	—	—
Gross up payment	—	—	—	598,094	—	—
Total	—	1,014,380	1,858,244	2,513,416	—	1,014,380

Dr. Ingenito

Dr. Ingenito’s employment was terminated without cause by the Company, effective February 29, 2008. Under the terms of his employment agreement, described above, Dr. Ingenito executed a release and waiver of claims in favor of the Company and received severance payments and benefits in the total amount of $630,200, which consisted of the following payments and benefits:

• 12 months Base Salary	$400,000
• 2 months Base Salary for each full year worked	$200,200
• Lump sum compensation for benefits	$24,000
• $2,000 for each full year worked	$6,000

The Committee did not award a cash bonus for 2008 to Dr. Ingenito.

In accordance with the terms of his employment agreement, Mr. Ingenito’s vested stock options that were outstanding as of the date of termination remained exercisable for 30 days following termination.

Dr. Walker

Dr. Walker’s employment was terminated without cause by the Company, effective October 15, 2008. Under the terms of his employment agreement, described above, Dr. Walker executed a release and waiver of claims in favor of the Company and received severance payments and benefits in the total amount of CDN$516,051, which consisted of the following payments and benefits:

• 16 months Base Salary	CDN$	488,051
• Lump sum compensation for benefits	CDN$	28,000

The Committee awarded a cash bonus for 2008 of CDN$87,803 to Dr. Walker.

In accordance with the terms of his employment agreement, Dr. Walker’s vested stock options that were outstanding as of the date of termination remained exercisable for 30 days following termination.

Mr. Dennis

Mr. Dennis’ employment was terminated without cause by the Company, effective December 31, 2008. Mr. Dennis executed a negotiated termination agreement and release and waiver of claims in favor of the Company and received settlement of CDN$320,000 in full and final settlement of the Company’s obligations under the Employment Agreement as described above.

The Committee awarded a cash bonus for 2008 of CDN$41,596 to Mr. Dennis.

Report Submitted by the Compensation Committee

David Howard, Chair	Edward Brown	Arthur Willms

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets out information relating to the Company’s equity compensation plans in place at December 31, 2008. The only equity compensation plans the Company has are the 2006 Stock Incentive Plan (defined below), pursuant to which the Company grants options in Canadian or U.S. dollars and the AMI Stock Option Plan (defined below).

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders:
2006 Stock Incentive Plan—CDN$ grants	7,644,632		CDN$	12.82	4,031,843	(1)
2006 Stock Incentive Plan—U.S.$ grants	1,790,968		U.S.$	3.19

Equity compensation plans not approved by securityholders:
AMI Stock Option Plan	363,077	(2)	U.S.$	15.44	Nil
Total	9,798,677				4,031,843

Notes:

(1)	Available for future issuance under the 2006 Stock Incentive Plan in either Canadian or U.S. dollars.
(2)	Represents the number of Angiotech common shares issuable upon the exercise of AMI options.

Angiotech Stock Option Plans

As of April 29, 2009, the Company has outstanding stock options and tandem SARs to purchase 11,362,483 common shares, representing 13.3% of the issued and outstanding common shares of the Company. These options and tandem SARs are all non-transferable and have been granted to employees, officers and directors of the Company, and persons providing ongoing management and consulting services to the Company. The options and tandem SARs have been granted pursuant to: (a) the Company’s current stock option plan (the “2006 Stock Incentive Plan”) adopted by shareholders at the June 8, 2006 special general meeting, which superseded the 2004 Stock Option Plan and incorporated all options granted under the Company’s 2004 stock option plan (the “2004 Stock Option Plan”), (b) the Company’s 2004 Stock Option Plan adopted by shareholders at the January 20, 2004 special meeting, which incorporated all shares granted under the Company’s previous stock option plan (the “Previous Stock Option Plan”) established December 8, 1997, as amended by the shareholders on March 16, 1999, March 20, 2000 and March 6, 2001 and (c) the Company’s original stock option plan (the “Original Stock Option Plan”) established July 2, 1996 and superseded by the Previous Stock Option Plan.

The 2006 Stock Incentive Plan was established at a special meeting held on June 8, 2006. The 2006 Stock Incentive Plan provides for the issuance of non-transferable options and tandem SARs to purchase up to 13,937,756 common shares, representing 16.4% of the issued and outstanding common shares, to employees, officers and directors of the Company, and persons providing ongoing management or consulting services to the Company, with any one person permitted, subject to the approval of the Board of Directors, to receive options and tandem SARs to acquire up to 5% of the issued and outstanding common shares. The exercise price of common shares under each option and tandem SAR is fixed by the Board of Directors and may be set in either Canadian dollars or United States dollars. Where the grant is in Canadian dollars, the exercise price may not be less than the closing price of the common shares on the TSX for the last day the common shares were traded prior to the effective date of the option/tandem SAR. Where the grant is in United States dollars, the exercise price may not be less than the closing price of the common shares on the NASDAQ for the last day the common shares were traded prior to the effective date of the option/tandem SAR. The effective date shall not be a date prior to the date the Board of Directors determines a grant will be made, and unless otherwise specified by the Board of Directors, the effective date shall be the date the Board of Directors determines an option/tandem SAR grant shall be made. Each option and tandem SAR will expire on the earlier of: (i) the expiration date as determined by the Board of Directors, which date shall not be more than five years from the date it is granted; (ii) 365 days after the participant dies, retires in accordance with the Company’s retirement policy or is permanently disabled; (iii) 30 days after the participant ceases to be a person qualified to receive an option, if as a result of early retirement or voluntary resignation; (iv) 30 days after the participant being terminated, or receiving notice of termination, other than for cause, subject to an allowance for any blackout period that may occur in that 30-day period; and (v) immediately upon the participant being terminated, or receiving notice of termination, for cause. A blackout period is a period of time where no employee, officer or director may trade because they are deemed to be in possession of confidential information. The exercisability of an option and tandem SAR may be extended to allow the Company the ability to align the exercise of options and tandem SARs with the time periods of negotiated early retirement and severance contracts when it is in the best interests of the Company to do so. In no situation would the extension on exercisability be later than the original five-year term of the option and tandem SAR.

The participant shall have the right to elect to exercise either an option or a tandem SAR. If the participant elects to exercise a tandem SAR, the related option shall be cancelled and the participant shall be entitled to a share or portion thereof with an aggregate value equal to the product of (a) the excess of the market price of a common share on the date of exercise over the exercise price of the option/tandem SAR, multiplied by (b) the number of tandem SARs exercised. All tandem SARs shall be settled in common shares, and such settlement shall be made by delivery of the aggregate number of common shares having a market price on the date of exercise equal to the amount so settled.

The options and tandem SARs granted under the 2006 Stock Incentive Plan may vest over time as determined by the Board of Directors. If a change of control of the Company occurs, the vesting provisions may, in certain circumstances, be deemed to have been satisfied and the options deemed to have been vested. The number of options and tandem SARs granted may be adjusted if any share reorganization, special distribution or corporate reorganization occurs, subject to the approval of the TSX.

The Board of Directors is entitled to suspend, terminate or discontinue the 2006 Stock Incentive Plan or amend or revise the terms of the 2006 Stock Incentive Plan, subject to the approval, in certain circumstances, of the TSX and the shareholders of the Company.

Finally, the 2006 Stock Incentive Plan provides for automatic grants of options and tandem SARs to the Company’s independent directors upon their first election to the Board of Directors, and then semi-annually thereafter at the time of the annual general meeting and December 1.

During the year ended December 31, 2008, stock options and tandem SARs to acquire 2,515,800 of the Company’s common shares were awarded to 125 employees, officers and directors of the Company.

American Medical Instruments Stock Option Plan

On March 23, 2006, the Company acquired all of the issued and outstanding share capital of American Medical Instruments Holdings, Inc. (“AMI”). On March 9, 2006, AMI granted 304 stock options under AMI’s 2003 Stock Option Plan (the “AMI Stock Option Plan”), each of which is exercisable for approximately 3,852 common shares of the Company upon exercise. All outstanding options and warrants granted prior to the March 9, 2006 grant were settled and cancelled upon the acquisition of AMI. No further options to acquire common shares of the Company can be issued pursuant to the AMI Stock Option Plan. Approximately 1,171,092 of the Company’s common shares were reserved in March 2006 to accommodate future exercises of the AMI options.

The AMI options included in the above are all non-transferable and were granted to employees, officers and directors of AMI and persons providing ongoing management and consulting services to AMI. The options are subject to graded vesting over a four-year period after the second anniversary date of the grant date. Each option will expire on the earlier of (i) ten years from the date it is granted; (ii) 12 months after the participant dies; (iii) six months after the participant is disabled; (iv) 90 days after the participant retires or the participant’s employment is terminated, other than for cause; and (v) immediately upon the participant being terminated for cause. AMI options to purchase 348,150 of the Company’s common shares were outstanding as of April 29, 2009.

INDEBTEDNESS TO COMPANY OF DIRECTORS AND EXECUTIVE OFFICERS

There is no indebtedness of any individual who is, or was any time during the financial year ended December 31, 2008, a director, executive officer, proposed nominee for election as a director, or associate of them, to or guaranteed or supported by the Company or any of its subsidiaries, either pursuant to an employee stock purchase program of the Company or otherwise, during the most recently completed financial year. Within 30 days before April 29, 2009, there is no such indebtedness of any current or former executive officer, director or employee of the Company of any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as described in this Proxy Statement, no informed person or proposed nominee for election as a director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s last completed financial year or in any proposed transaction which, in either such case, has materially affected or will materially affect the Company or any of its subsidiaries.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related-Party Transactions Policy

The Company has not adopted a policy specifically directed at the review, approval or ratification of related-party transactions required to be disclosed. However, pursuant to our Audit Committee Charter, all transactions greater than $60,000 between us and any of our directors, executive officers or related parties are subject to review by our audit committee.

Certain Relationships and Related Party Transactions

Since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest.

As of April 29, 2009, the Company is not aware of any proceeding or action involving a director, executive officer or nominee which would be adverse to the Company.

MANAGEMENT CONTRACTS

No management functions of the Company or any of its subsidiaries are performed to any substantial degree by a person other than the directors or executive officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been a former or current executive officer or employee of the Company. None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2008.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who held a position of director or executive officer of the Company at any time since the commencement of the last financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of common shares or otherwise, in matters to be acted upon at the Meeting.

DIRECTORS AND OFFICERS’ INSURANCE

The Company maintains insurance for its directors and officers against certain liabilities incurred by them in their capacity as directors or officers of the Company or its subsidiaries. The aggregate amount of such insurance was $40 million through October 31, 2008, after which time, it became $50 million. The policy governing such insurance is subject to standard exclusions and limitations. During the year ended December  31, 2008, the amount of premiums expensed in respect of such insurance was approximately $860,000.

OTHER MATTERS

Management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the common shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company, including this Proxy Statement and our Annual Report are available on our website at http://www.angiotech.com/investors/proxy and on SEDAR at www.sedar.com. You may obtain copies of these documents without charge by requesting them in writing or by telephone from the Company at:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia, Canada V6A 1B6

(604) 221 7676

Attention: Investor Relations

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Pursuant to the Business Corporations Act (British Columbia), if you wish to submit a proposal to be brought before the 2010 annual meeting of shareholders and to be included in our proxy statement for such meeting, we must receive such proposal on or before March 4, 2010, unless the directors of the Company have called the 2010 annual general meeting and sent notice of that meeting in accordance with Section 169 of the Business Corporations Act (British Columbia) prior to March 4, 2010. Please address your proposals to the Company’s registered office at 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, B.C., Canada V7X1T2.

The deadline for submission of a shareholder proposal for inclusion in our proxy statement for the 2010 annual general meeting of shareholders under Exchange Act Rule 14a-8 is that such proposal must be received at the Company’s registered office at the address above by December 30, 2009. If, however, the date of the 2010 annual general meeting of shareholders is changed by more than 30 days from the anniversary date of the 2009 annual general meeting, then the deadline under Exchange Act Rule 14a-8 to submit proposals to be included in our proxy statement will be a reasonable time before we begin to print and send our 2010 annual general meeting proxy materials. We plan to announce the expected date for the 2010 annual general meeting in our future public filings with the SEC to provide shareholders with reasonable notice of the meeting date.

DATED April 29, 2009.

BY ORDER OF THE BOARD OF DIRECTORS

K. Thomas Bailey Chief Financial Officer

APPENDIX A

Charter of Board Governance and Expectations

ANGIOTECH PHARMACEUTICALS, INC.

Our Charter of Board Governance & Expectations outlines responsibilities of the Company’s Board of Directors, and identifies the personal and professional conduct expected of the directors.

GENERAL BOARD RESPONSIBILITIES

It is the responsibility of the Board of Directors to oversee the direction and management of the Company in accordance with applicable law, the Company’s Bylaws and applicable rules and regulations of the Toronto Stock Exchange and the NASDAQ Stock Market, while adhering to high ethical standards. Specific tasks and actions of the Board in fulfilling these general responsibilities are as follows:

Strategic Planning & Budgets

1.	Meet at least annually in an all-day strategy session to review the Company’s strategic business plan proposed by management, including a statement of our vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate.

2.	Review the Company’s corporate objectives, financial plans and budgets proposed by management and adopt the same with such changes as the Board deems appropriate.

3.	In connection with such reviews, the Board shall seek to provide a balance of long-term versus short-term orientation towards the Company’s vision, mission and values.

Measurement Against Plan

1.	Review corporate performance against strategic plans, corporate objectives, financial plans and budgets.

Risk Management

1.	Instruct management to regularly advise the Board on the business risks of the Company. Review and discuss with management such risks and the systems designed to monitor and manage such risks.

Communication Oversight

1.	Review annually the Company’s Corporate Disclosure Policy and evaluate Company compliance with the policy.

Executive Personnel

1.	Approve the hiring of senior officers.

2.	Establish, and review annually, job descriptions for executive officers.

3.	Evaluate senior officers’ performance. Replace where necessary, and evaluate management succession plans.

4.	Confirm with management that all executive officers have current employment, non-competition and confidentiality agreements.

5.	Review major Company organizational and staffing issues.

Systems Integrity

1.	Confirm with the Audit Committee that it has reviewed and discussed the adequacy of the Company’s internal controls and management information systems.

2.	Review and adopt and confirm distribution to appropriate personnel of a Code of Ethics for Directors and Executives and other governing policies. Review and evaluate whether the Company, and its executives conduct themselves in an ethical manner and in compliance with laws, regulations, audit and accounting principles and the Company’s own governing policies.

3.	Ensure that the Board of Directors has free and full access to management regarding all matters of compliance and performance.

Material Transactions

1.	Review and approve any material transactions outside of the corporate budget, including but not limited to long term contracts, licenses or obligations which will outlive an individual’s relationship with the Company.

BOARD STRUCTURE & FUNCTION

Composition of the Board of Directors

1.	Ensure that the majority of Directors are “independent”, as defined by the highest test set by the Company’s governing regulatory bodies.

Annual Disclosure of Directors

1.	Publicly disclose conclusions as to the independence of the directors as defined by the rules of the SEC and the NASDAQ Stock Market.

Assessing Directors

1.	Review and discuss promptly any issues regarding Board membership of any director whose employment or professional status has materially changed.

2.	Review and discuss any issues regarding Board membership of any director who is also a standing director and/or officer of any other public company.

Position of Chair of the Board

1.	Appoint as Chair of the Board an independent director.

Board Evaluation

1.	At least annually evaluate the Boards’ own performance in fulfilling its obligations outlined in this charter and any other duties charged to the Board.

2.	Annually review the size of the Board, and any impact of that size on the effectiveness of the Board and whether it is appropriate to reduce or increase the size of the Board.

Compensation of Directors

1.	Annually review the compensation paid to Directors.

Board Committees

1.	Consider that Board committees should generally consist of outside directors.

2.	Ensure that the majority of directors on all committees be independent and unrelated directors.

3.	Annually review the charter for each committee and consider any changes recommended by such committee or the full Board.

Governance and Nominating Committee

1.	Appoint a Governance and Nominating Committee to annually nominate board members for election by stockholders and recommend new board members to fill any vacancy.

2.	Delegate general responsibility for review and evaluation of corporate governance issues to the Governance and Nominating Committee.

3.	Review annually the Governance and Nominating Committee Charter, and suggest changes to its Charter the committee deems appropriate for consideration by the entire Board.

4.	Undertake orientation for new directors.

Audit Committee

1.	Delegate general responsibility to the Audit Committee to (1) select and provide for compensation of the Company’s independent auditors and (2) oversee the audits of Company’s financial statements and its financial reporting and disclosure processes, and (3) evaluate the independence and performance of the Company’s independent auditors.

2.	Ensure that all committee members are independent.

3.	Review annually the Audit Committee Charter and suggest changes to its Charter the committee deems appropriate for consideration by the entire Board.

4.	Prepare an annual Audit Committee Report for inclusion in Company’s annual Information Circular.

Compensation Committee

1.	Delegate general responsibility to the Compensation Committee for senior executive compensation, including a review of compensation and performance in relation to Corporate Objectives.

2.	Prepared annually a report on executive compensation for inclusion in Company’s annual Information Circular.

3.	Review annually the Compensation Committee Charter and suggest changes to its Charter that the committee deems appropriate for consideration by the entire Board.

4.	Review annually the Company’s incentive stock option plan.

5.	Approve all grants under the Company’s incentive stock option plan.

Outside Advisors for Directors

1.	Ensure that the Board of Directors and each committee of the Board are permitted to engage outside advisors at the Company’s expense as they deem appropriate.

Director Succession

1.	Ensure that there is a succession plan for directors and the Company’s independent Chair.

General

1.	Perform such other functions as prescribed by law and in the Company’s By-laws.

Amendments to Charter of Director Governance and Expectations

1.	Annually review this Charter and propose amendments to be ratified by a simple majority of the Board of Directors.

PERSONAL AND PROFESSIONAL CHARACTERISTICS OF BOARD MEMBERS

The following characteristics and traits outline the framework for the recruitment and selection of Board of Director nominees.

1.	Conduct and Accountability

2.	Nominee must demonstrate high ethical standards and conduct in their personal and professional lives, and make and be accountable for their decisions in their capacity as board members.

Judgment

1.	Nominee must demonstrate to the satisfaction of the Board a capacity to provide sound advice on a broad range of industry and community issues.

2.	Nominee must have or develop to the satisfaction of the Board a broad knowledge base of the Company’s industry in order to understand the basis from which corporate strategies are developed and business plans produced.

3.	Nominee must be able to provide to the satisfaction of the Board a mature and useful perspective as to the business plan, strategy, risks and objectives of the Company.

Financial Literacy

1.	Nominee must demonstrate to the satisfaction of the Board a sound level of financial literacy including the ability to understand financial statements and use financial metrics to evaluate the financial health and performance of the Company.

Teamwork

1.	Nominee must demonstrate to the satisfaction of the Board that he or she will put Board and Company performance ahead of individual achievements.

Communication

1.	Nominee must demonstrate to the satisfaction of the Board a willingness to listen as well as to communicate their opinions, openly and in a respectful manner.

Experience

1.	Nominee must have demonstrated and continue to demonstrate to the satisfaction of the Board a high level of achievement in their personal and professional lives that reflects high standards of personal and professional conduct.

Angiotech®

Redelining Success® Computershare

9th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

www.computershare.com

000001

SAM SAMPLE

123 SAMPLES STREET SAMPLETOWN SS X9X X9X CANADA

Security Class COMMON

Holder Account Number

C9999999999 I ND

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Form of Proxy—Annual General Meeting to be held on June 4, 2009

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every registered shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management or its agent to the registered shareholder.

5. A registered shareholder may direct the manner in which his or her shares are to be voted or withheld from voting by marking the proxy accordingly. Where no instruction is specified by a registered shareholder on the proxy, or where the instruction is uncertain, the proxyholders designated in the proxy will vote the shares “FOR” the resolution.

6. The shares represented by this proxy will be voted in favor or withheld from voting in accordance with the instructions of the registered shareholder, on any ballot that may be called for and, if the registered shareholder has specified a choice with respect to any matter to be acted on, the shares will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Fold

Proxies submitted must be received by 10:00 a.m. Pacific Time on June 2, 2009 or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone To Vote Using the Internet

• Call the number listed BELOW from a touch tone • Go to the following web site: telephone. www.investorvote.com

1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 018054 HOLDER ACCOUNT NUMBER C9999999999 ACCESS NUMBER 99999

ANPQ_PRX_63007/000001/000001

SAM SAMPLE C9999999999

IND C01

Appointment of Proxyholder

The undersigned registered shareholder of Angiotech Pharmaceuticals, Inc. Print the name of the person you are hereby appoint(s): William L. Hunter, or failing him K. Thomas Bailey OR appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and vote for and on behalf of the shareholder in accordance with the following direction (or if no directions or uncertain instructions have been given, “FOR” the following matters) and all other matters that may properly come before the Annual General Meeting of shareholders of Angiotech Pharmaceuticals, Inc. to be held on June 4, 2009 at 10:00am, Pacific Time in the Sonata Room at the Westin Grand Vancouver, British Columbia V6B 6L9 and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

For Against

1. Fix the Number of Directors

To Fix the Number of Directors at six.

2. Election of Directors

01. William L. Hunter

04. Arthur H. Willms

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For Withhold For Withhold For Withhold

02. David T. Howard

05. Laura Brege

03. Edward M. Brown

06. Henry A. McKinnell Jr.

For Withhold

3. Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as Auditors of the Corporation to hold office for the ensuing year and authorizing the Directors to fix their remuneration.

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Authorized Signature(s)—This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s) Date

DD/MM/YY

9 9 9 9 9 0 6 3 0 0 7 1 P D I Z A R 0 A N P Q